                  STOCK AND ASSET PURCHASE AND SALE AGREEMENT

                                     among

                               FRONT ROYAL, INC.

                                      and

                             PNIC HOLDINGS, INC.,

                                   as Buyer;

                      PREFERRED NATIONAL FINANCIAL CORP.,

                              WYCON CORPORATION,

                UNITED AMERICAN FINANCIAL SERVICES CORPORATION,

                                      AND

                         AMERICLAIM ADJUSTMENT CORP.,

                                  as Sellers;

                                      and

                               STEPHEN WEICHOLZ
                    (for certain limited purposes specified
                               in Section 14.8)

                                 March 6, 1998

                               TABLE OF CONTENTS



                                                                                            Page
ARTICLE 1              DEFINITIONS.........................................................  2

         1.1           "Additional Escrow Amount"..........................................  2
         1.2           "Adjustment Difference Amount"......................................  2
         1.3           "Affiliate".........................................................  2
         1.4           "Agreement".........................................................  2
         1.5           "Americlaim Assets".................................................  2
         1.6           "Americlaim Assumed Liabilities"....................................  2
         1.7           "Americlaim Assumption Agreement"...................................  2
         1.8           "Americlaim Excluded Assets"........................................  2
         1.9           "Americlaim Financial Statements....................................  2
         1.10          "Annual Statutory Statements".......................................  2
         1.11          "Assumption Agreements".............................................  3
         1.12          "Bills of Sale".....................................................  3
         1.13          "Britamco"..........................................................  3
         1.14          "Britamco Financial Statements......................................  3
         1.15          "Britamco Runoff Agreement".........................................  3
         1.16          "Business Day"......................................................  3
         1.17          "Buyer".............................................................  3
         1.18          "Buyer's Closing Certificate".......................................  3
         1.19          "Buyer Disclosure Schedule".........................................  3
         1.20          "Cash and Invested Assets Purchase Price Adjustment"................  3
         1.21          "Class A Common Stock"..............................................  3
         1.22          "Closing"...........................................................  3
         1.23          "Closing Date"......................................................  3
         1.24          "Code...............................................................  4
         1.25          "Companies" ........................................................  4
         1.26          "Contracts".........................................................  4
         1.27          "Control"...........................................................  4
         1.28          "Deloitte & Touche".................................................  4
         1.29          "Deposit"...........................................................  4
         1.30          "Employee Plans"....................................................  4
         1.31          "Employees".........................................................  4
         1.32          "Employment Agreements".............................................  4
         1.33          "Ernst & Young".....................................................  4
         1.34          "Equipment Leases"..................................................  4
         1.35          "ERISA".............................................................  4
         1.36          "ERISA Affiliate"...................................................  5
         1.37          "Escrow Agent"......................................................  5
         1.38          "Escrow Agreement"..................................................  5
         1.39          "Final Certificate".................................................  5


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

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
         1.40          "Final Closing Balance Sheet".......................................  5
         1.41          "Florida Code"......................................................  5
         1.42          "Florida Department"................................................  5
         1.43          "Front Royal".......................................................  5
         1.44          "GAAP"..............................................................  5
         1.45          "GAAP Book Value of PNIC"...........................................  5
         1.46          "GAAP Book Value Purchase Price Adjustment".........................  5
         1.47          "Holdings"..........................................................  5
         1.48          "HSR Act"...........................................................  5
         1.49          "Indemnity Claim"...................................................  5
         1.50          "Intellectual Property".............................................  6
         1.51          "Law"...............................................................  6
         1.52          "Lien"..............................................................  6
         1.53          "Material Adverse Effect"...........................................  6
         1.54          "Material Front Royal Subsidiaries".................................  6
         1.55          "Most Recent Company Financial Statements"..........................  6
         1.56          "Non-Compete Agreement".............................................  6
         1.57          "Opinions of Buyer's Counsel".......................................  6
         1.58          "Opinion of Sellers' Counsel".......................................  6
         1.59          "Pension Plan"......................................................  6
         1.60          "Permits"...........................................................  6
         1.61          "Permitted Lien"....................................................  7
         1.62          "PNIC"..............................................................  7
         1.63          "PNIC Shares".......................................................  7
         1.64          "Policyholders' Surplus"............................................  7
         1.65          "Policyholders' Surplus Purchase Price Adjustment"..................  7
         1.66          "Preliminary Calculation Certificate"...............................  7
         1.67          "Preliminary Closing Balance Sheet" ................................  7
         1.68          "Preliminary Purchase Price Adjustment Amount"......................  7
         1.69          "Purchase Price"....................................................  7
         1.70          "Purchase Price Adjustment Amount"..................................  7
         1.71          "Purchase Price Escrow Amount"......................................  7
         1.72          "Purchase Securities"...............................................  7
         1.73          "Purchase Shares"...................................................  7
         1.74          "Purchase Warrants".................................................  7
         1.75          "Quarterly Statutory Statements"....................................  8
         1.76          "Registration Rights Agreement".....................................  8
         1.77          "Relationship Agreements"...........................................  8
         1.78          "Reserves"..........................................................  8
         1.79          "Reserve Estimate Midpoint".........................................  8
         1.80          "Reserve Purchase Price Adjustment".................................  8
         1.81          "SAP"...............................................................  8
         1.82          "Securities Act"....................................................  8


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
         1.83          "Seller" or "Sellers"...............................................  8
         1.84          "Seller Assets".....................................................  8
         1.85          "Seller Assumed Liabilities"........................................  8
         1.86          "Seller Excluded Assets"............................................  8
         1.87          "Seller Financial Statements".......................................  9
         1.88          "Seller Shares".....................................................  9
         1.89          "Sellers' Closing Certificates......................................  9
         1.90          "Sellers' Disclosure Schedule"......................................  9
         1.91          "Software Licenses".................................................  9
         1.92          "Statutory Statements"..............................................  9
         1.93          "Subsidiary"........................................................  9
         1.94          "Unamark"...........................................................  9
         1.95          "Unamark Assets"....................................................  9
         1.96          "Unamark Assumed Liabilities".......................................  9
         1.97          "Unamark Assumption Agreement"......................................  9
         1.98          "Unamark Excluded Assets"...........................................  9
         1.99          "Unamark Financial Statements.......................................  9
         1.100         "Wycon Assets"...................................................... 10
         1.101         "Wycon Assumed Liabilities"......................................... 10
         1.102         "Wycon Assumption Agreement"........................................ 10
         1.103         "Wycon Excluded Assets"............................................. 10
         1.104         "Wycon Financial Statements"........................................ 10
         1.105         "Year 2000 Conformity".............................................. 10

ARTICLE 2              SALE AND PURCHASE OF SHARES AND ASSETS.............................. 10

         2.1           Sale and Purchase of PNIC Shares.................................... 10
         2.2           Sale and Purchase of Unamark Assets and Assignment and
                       Assumption of Certain Unamark Liabilities........................... 11
         2.3           Sale and Purchase of Wycon Assets and Assignment and
                       Assumption of Certain Wycon Liabilities............................. 11
         2.4           Sale and Purchase of Americlaim Assets and Assignment and
                       Assumption of Certain Americlaim Liabilities........................ 12

ARTICLE 3              PURCHASE PRICE...................................................... 13

         3.1           The Purchase Price.................................................. 13
         3.2           Payment of Purchase Price........................................... 14
         3.3           Purchase Price Adjustment........................................... 14
         3.4           Escrow Amounts...................................................... 16

ARTICLE 4              THE CLOSING......................................................... 18
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                                     iii




                                                                                            Page
         4.1           Closing............................................................. 18

ARTICLE 5              REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                           AND STEPHEN WEICHOLZ............................................ 19
         5.1           Organization and Good Standing...................................... 20
         5.2           Capitalization...................................................... 20
         5.3           Authority, Validity and Enforceability.............................. 20
         5.4           No Violation or Breach.............................................. 21
         5.5           Subsidiaries........................................................ 21
         5.6           Seller Assets....................................................... 21
         5.7           Seller Shares....................................................... 21
         5.8           Compliance with Other Instruments and Laws.......................... 22
         5.9           Consents.  ......................................................... 22
         5.10          Litigation.......................................................... 22
         5.11          No Brokers.......................................................... 22
         5.12          Absence of Certain Changes.......................................... 23
         5.13          Financial Statements................................................ 24
         5.14          Licenses and Permits................................................ 25
         5.15          Insurance Regulatory Filings........................................ 26
         5.16          Reserves............................................................ 26
         5.17          Insurance Issued.................................................... 27
         5.18          Reinsurance Policies................................................ 27
         5.19          Taxes............................................................... 28
         5.20          Contracts........................................................... 29
         5.21          Employees........................................................... 30
         5.22          Employee Benefit Matters............................................ 30
         5.23          Assets and Properties............................................... 31
         5.24          Operating Insurance................................................. 32
         5.25          Bank Accounts....................................................... 32
         5.26          Charter Documents and Bylaws........................................ 32
         5.27          Minute Books........................................................ 32
         5.28          Acquisition for Investment.......................................... 32
         5.29          Year 2000........................................................... 33
         5.30          Transactions with Interested Persons................................ 33
         5.31          PNIC Business....................................................... 33
         5.32          Undisclosed Liabilities............................................. 33
         5.33          Britamco Business................................................... 34
         5.34          Disclosure.......................................................... 34


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

ARTICLE 6              REPRESENTATIONS AND WARRANTIES OF BUYER............................. 34

         6.1           Organization and Good Standing of Buyer............................. 34
         6.2           Capitalization of Buyer............................................. 34
         6.3           Authority, Validity and Enforceability as to Buyer.................. 35
         6.4           No Violation or Breach by Buyer..................................... 35
         6.5           Consents............................................................ 36
         6.6           Issuance of Purchase Shares......................................... 36
         6.7           Acquisition for Investment.......................................... 36
         6.8           Litigation.......................................................... 36
         6.9           No Brokers.......................................................... 37
         6.10          Initial Public Offering............................................. 37
         6.11          Subsidiaries........................................................ 37
         6.12          Compliance with Other Instruments and Laws.......................... 37
         6.13          Absence of Certain Changes.......................................... 37
         6.14          Financial Statements................................................ 39
         6.15          Licenses and Permits................................................ 39
         6.16          Insurance Regulatory Filings........................................ 40
         6.17          Reserves............................................................ 40
         6.18          Undisclosed Liabilities............................................. 40
         6.19          Charter Documents and Bylaws........................................ 41
         6.20          Disclosure.......................................................... 41

ARTICLE 7              CERTAIN MATTERS PENDING THE CLOSING................................. 41

         7.1           Carry on in Regular Course.......................................... 41
         7.2           Indebtedness........................................................ 43
         7.3           Issuance of Stock................................................... 43
         7.4           Compensation........................................................ 43
         7.5           Compliance with Law................................................. 43
         7.6           Access to Information............................................... 43
         7.7           Cooperation; Reasonable Efforts..................................... 45
         7.8           Regulatory Filings.................................................. 45
         7.9           Consents............................................................ 45
         7.10          Publicity........................................................... 45
         7.11          No Solicitation..................................................... 45
         7.12          Discussions with Florida Department................................. 46
         7.13          Articles and Bylaws................................................. 46
         7.14          PNIC Business....................................................... 46


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

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

ARTICLE 8              CONDITIONS PRECEDENT TO THE OBLIGATIONS
                           OF BUYER........................................................ 46

         8.1           Compliance with Agreement........................................... 46
         8.2           Proceedings and Instruments Satisfactory............................ 47
         8.3           No Litigation....................................................... 47
         8.4           Representations and Warranties...................................... 47
         8.5           Agreements.......................................................... 47
         8.6           Additional Deliveries at Closing.................................... 48
         8.7           Regulatory Approvals................................................ 48
         8.8           Consents............................................................ 48
         8.9           Directors and Officers.............................................. 48
         8.10          Waiting Periods..................................................... 48
         8.11          Books and Records................................................... 48
         8.12          Direct Written Premiums of PNIC..................................... 48
         8.13          Britamco Business................................................... 49
         8.14          Audited Financial Statements........................................ 49
         8.15          Statutory Statements................................................ 49
         8.16          Book Value of PNIC.................................................. 49
         8.17          Officers Certificate................................................ 49

ARTICLE 9              CONDITIONS PRECEDENT TO THE OBLIGATIONS
                           OF THE SELLERS.................................................. 49

         9.1           Compliance with Agreement........................................... 50
         9.2           Proceedings and Instruments Satisfactory............................ 50
         9.3           No Litigation....................................................... 50
         9.4           Representations and Warranties...................................... 50
         9.5           Agreements.......................................................... 50
         9.6           Additional Deliveries at Closing.................................... 51
         9.7           Regulatory Approvals................................................ 51
         9.8           Consents............................................................ 51
         9.9           Waiting Periods..................................................... 51
         9.10          The Dividend........................................................ 51
         9.11          Officers Certificate................................................ 51

ARTICLE 10             CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS......................... 52

         10.1          Employee Benefit Plan Matters....................................... 52
         10.2          Confidentiality..................................................... 53
         10.3          Use of Names........................................................ 53
         10.4          Non-Solicitation of Employees....................................... 53
         10.5          Initial Public Offering............................................. 53


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
         10.6          Britamco Business................................................... 53
         10.7          Certain Tax Matters................................................. 53
         10.8          Britamco Financial Statements....................................... 57

ARTICLE 11             INDEMNIFICATION..................................................... 57

         11.1          Survival of Representations and Warranties.......................... 57
         11.2          Indemnification by Sellers.......................................... 58
         11.3          Indemnification by Buyer............................................ 59
         11.4          Limitation of Liability............................................. 59
         11.5          Notice of Indemnity Claims.......................................... 59
         11.6          Indemnity Amounts to be Computed on After-Tax Basis................. 60
         11.7          Remedies Cumulative................................................. 61

ARTICLE 12             TERMINATION......................................................... 61

         12.1          Termination......................................................... 61
         12.2          Effect of Termination............................................... 61
         12.3          Amendment........................................................... 61
         12.4          Extension; Waiver................................................... 61

ARTICLE 13             DEPOSIT; PAYMENTS ON TERMINATION.................................... 62

         13.1          Deposit............................................................. 62
         13.2          Distribution........................................................ 62
         13.3          Payment to Sellers.................................................. 62
         13.4          Payment to Buyer.................................................... 62

ARTICLE 14             MISCELLANEOUS....................................................... 63

         14.1          Entire Agreement.................................................... 63
         14.2          Expenses............................................................ 63
         14.3          Governing Law....................................................... 63
         14.4          Assignment.......................................................... 63
         14.5          Further Assurances.................................................. 63
         14.6          Notices............................................................. 63
         14.7          Counterparts; Facsimile Signature; Headings......................... 64
         14.8          Certain Matters Relating to Stephen Weicholz........................ 65
         14.9          Specific Performance................................................ 65
         14.10         Severability........................................................ 65
         14.11         No Reliance......................................................... 65

EXHIBITS

         1.7           -        Form of Assumption Agreement
         1.12          -        Form of Bills of Sale
         1.15          -        Form of Britamco Runoff Agreement
         1.18          -        Form of Buyer's Closing Certificate
         1.32          -        Employment Agreements
         1.38          -        Form of Escrow Agreement
         1.56          -        Form of Non-Compete Agreement
         1.76          -        Form of Registration Rights Agreement
         1.77          -        Relationship Agreements
         1.89          -        Form of Sellers' Closing Certificates
         3.1           -        Form of Purchase Warrant
         3.3           -        Form of Preliminary Calculation Certificate
         3.4           -        Form of Final Certificate

SCHEDULES

         1.34          -        Equipment Leases
         1.61          -        Permitted Liens
         1.91          -        Software Licenses
         2.2(a)        -        Unamark Excluded Assets
         2.2(b)        -        Unamark Assumed Liabilities
         2.3(a)        -        Wycon Excluded Assets
         2.3(b)        -        Wycon Assumed Liabilities
         2.4(a)        -        Americlaim Excluded Assets
         2.4(b)        -        Americlaim Assumed Liabilities
         3.1           -        Purchase Price Allocation
         5.1           -        Sellers' Jurisdictions of Organization
         5.2           -        Capitalization of Sellers
         5.9           -        Seller Consents
         5.10          -        Seller Litigation
         5.12          -        Seller Changes
         5.13(b)       -        Seller Financial Statements
         5.14          -        Licenses and Permits
         5.15          -        Deficiencies
         5.16          -        Reserves Exceptions
         5.17          -        Insurance Issued
         5.18          -        Reinsurance
         5.19          -        Tax Matters
         5.20          -        Contracts
         5.21          -        Employees
         5.22(d)       -        Benefit Plans
         5.23(a)       -        Intellectual Property
         5.23(b)       -        Investment Assets

         5.23(d)       -        Leased Property
         5.24          -        Operating Insurance
         5.25          -        Bank Accounts
         5.29          -        Year 2000
         5.30          -        Related Party Agreements
         5.32          -        Certain Liabilities
         6.2           -        Buyer Capitalization
         6.5           -        Buyer Consents
         6.8           -        Litigation
         6.11          -        Subsidiaries
         6.13          -        Certain Changes
         6.15          -        Licenses and Permits
         6.16          -        Deficiencies
         6.18          -        Undisclosed Liabilities

                  STOCK AND ASSET PURCHASE AND SALE AGREEMENT

         STOCK AND ASSET PURCHASE AND SALE AGREEMENT, dated as of March 6, 1998, among Front Royal, Inc., a North Carolina corporation ("Front Royal"), PNIC Holdings, Inc., a North Carolina corporation ("Holdings" and, together with Front Royal, "Buyer"), Preferred National Financial Corp., a Florida corporation ("PNFC"), Wycon Corporation, a Florida corporation ("Wycon"), Americlaim Adjustment Corp., a Florida corporation ("Americlaim"), United American Financial Services Corporation, a Florida corporation ("Unamark"), and Stephen Weicholz ("Stephen Weicholz"), for certain limited purposes specified in Section 14.8. PNFC, Wycon, Unamark and Americlaim, are each referred to herein as a "Seller" and are collectively referred to herein as the "Sellers".

                                   RECITALS

                  WHEREAS, PNFC wishes to sell to Holdings, and Holdings wishes to purchase from PNFC, the PNIC Shares owned by PNFC which constitute all of the issued and outstanding PNIC Shares;

                  WHEREAS, Unamark wishes to sell to Front Royal, and Front Royal wishes to purchase from Unamark, all of the assets and business of Unamark, other than certain excluded assets as set forth in this Agreement, and Unamark wishes to assign to Front Royal, and Front Royal has agreed to assume from Unamark, certain liabilities of Unamark as set forth in this Agreement;

                  WHEREAS, Wycon wishes to sell to Front Royal, and Front Royal wishes to purchase from Wycon, all of the assets and business of Wycon, other than certain excluded assets as set forth in this Agreement, and Wycon wishes to assign to Front Royal, and Front Royal has agreed to assume from Wycon, certain liabilities of Wycon as set forth in this Agreement; and

                  WHEREAS, Americlaim wishes to sell to Front Royal, and Front Royal wishes to purchase from Americlaim, all of the assets and business of Americlaim, other than certain excluded assets as set forth in this Agreement, and Americlaim wishes to assign to Front Royal, and Front Royal has agreed to assume from Americlaim, certain liabilities of Americlaim as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, of the representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified. Reference is made to Sections 3.4 and 10.1 for certain additional defined terms that are used solely in such Section.

         1.1 "Additional Escrow Amount" shall have the meaning set forth in
Section 3.4(a) of this Agreement.

         1.2 "Adjustment Difference Amount" shall have the meaning set forth in Section 3.4 of this Agreement.

         1.3 "Affiliate" shall mean, with respect to a specified person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified. With respect to any individual person, "Affiliate" shall also include such person's spouse, siblings, parents and lineal descendants.

         1.4 "Agreement" shall mean this Stock and Asset Purchase and Sale Agreement, together with the Exhibits and Schedules attached hereto and the Disclosure Schedules, as the same may be amended from time to time in accordance with the terms hereof.

         1.5 "Americlaim Assets" means all of the assets of Americlaim other than the Americlaim Excluded Assets.

         1.6 "Americlaim Assumed Liabilities" has the meaning set forth in
Section 2.4(b) of this Agreement.

         1.7 "Americlaim Assumption Agreement" means the Assumption Agreement dated the Closing Date between Buyer and Americlaim, substantially in the form of Exhibit 1.7.

         1.8 "Americlaim Excluded Assets" has the meaning set forth in Section 2.4(a) of this Agreement.

         1.9 "Americlaim Financial Statements" shall have the meaning set forth in Section 5.13 of this Agreement.

         1.10 "Annual Statutory Statements" shall mean the annual statutory convention statements of PNIC for each of the years ended December 31, 1994, 1995 and 1996, filed, and for the year ended December 31, 1997 to be filed, with the Florida Department pursuant to the Florida Code (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with such Annual Statutory Statements).

         1.11 "Assumption Agreements" shall mean the Americlaim Assumption Agreement, the Wycon Assumption Agreement and the Unamark Assumption Agreement.

         1.12 "Bills of Sale" shall mean the bills of sale dated the Closing Date between Wycon, Americlaim and Unamark, on the one hand, and Front Royal (or its designee), on the other hand, substantially in the form of Exhibit 1.12.

         1.13 "Britamco" means Britamco Underwriters, Inc., a Florida corporation.

         1.14 "Britamco Financial Statements" shall have the meaning set forth in Section 5.13(b) of this Agreement.

         1.15 "Britamco Runoff Agreement" means the Britamco Runoff Agreement dated the Closing Date between Buyer and Stephen Weicholz, substantially in the form of Exhibit 1.15.

         1.16 "Business Day" shall mean any day except a Saturday, Sunday or any day on which United States chartered banking institutions are required by United States, Florida or North Carolina Law to close.

         1.17 "Buyer" has the meaning set forth in the first paragraph of this Agreement.

         1.18 "Buyer's Closing Certificate" shall mean the certificate of Buyer, substantially in the form of Exhibit 1.18.

         1.19 "Buyer Disclosure Schedule" shall mean the disclosure schedule, dated the date hereof, furnished by Buyer to Sellers and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

         1.20 "Cash and Invested Assets Purchase Price Adjustment" shall have the meaning set forth in Section 3.3 of this Agreement.

         1.21 "Class A Common Stock" shall mean the Class A Common Stock, no par value, of Front Royal.

         1.22 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         1.23 "Closing Date" shall mean a date which is the last day of a month (or, if the last day of such month is not a Business Day, the next succeeding Business Day) and which is subsequent to the date on which all conditions to the Closing have been either satisfied or waived and which is within thirty Business Days after satisfaction or waiver of the conditions set forth in Sections 8.7 and 9.7 [Regulatory Approvals], 8.8 and 9.8 [Consents], and 8.10 and 9.9 [HSR]; provided, that the Buyer or the Sellers may delay the Closing Date to a date no later than June 30, 1998.

         1.24 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.25 "Companies" shall mean Americlaim, PNIC, Unamark and Wycon, and "Company" shall mean any of them.

         1.26 "Contracts" shall have the meaning set forth in Section 5.20.

         1.27 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         1.28 "Deloitte & Touche" shall mean Deloitte & Touche, LLP, PNFC's and Britamco's independent certified public accountants.

         1.29 "Deposit" shall have the meaning set forth in Section 13.1.

         1.30 "Employee Plans" shall mean any contract, agreement, loan or arrangement of any of the Companies or the ERISA Affiliates which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         1.31 "Employees" shall have the meaning set forth in Section 5.21 hereof.

         1.32 "Employment Agreements" means the Employment Agreements dated the date hereof between PNIC and each of Scott Weicholz and Dennis Wills, attached hereto as Exhibit 1.32.

         1.33 "Ernst & Young" shall mean Ernst & Young, LLP, Buyer's independent certified public accountants.

         1.34 "Equipment Leases" shall mean the equipment lease obligations of any of the Sellers listed on Schedule 1.34 of the Disclosure Schedule.

         1.35 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         1.36 "ERISA Affiliate" shall mean each trade or business, whether or not incorporated, which with any of the Companies is treated as a single employer under Code Section 414(b), (c), (m) or (o).

         1.37 "Escrow Agent" shall mean LeBoeuf, Lamb, Greene & MacRae, LLP.

         1.38 "Escrow Agreement" shall mean the Escrow Agreement, dated as of the date of this Agreement, among Buyer, the Sellers and the Escrow Agent, substantially in the form of Exhibit 1.38 hereto.

         1.39 "Final Certificate" shall have the meaning set forth in Section
3.4 of this Agreement.

         1.40 "Final Closing Balance Sheet" shall have the meaning set forth in Section 3.4 of this Agreement.

         1.41 "Florida Code" shall mean the Florida Insurance Code, and the regulations thereunder.

         1.42 "Florida Department" shall mean the Florida Department of
Insurance.

         1.43 "Front Royal" shall have the meaning set forth in the first paragraph of this Agreement.

         1.44 "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

         1.45 "GAAP Book Value of PNIC" as at any date shall mean the stockholders equity of PNIC determined in accordance with GAAP as at such date.

         1.46 "GAAP Book Value Purchase Price Adjustment" shall have the meaning set forth in Section 3.3 of this Agreement.

         1.47 "Holdings" shall have the meaning set forth in the first paragraph of this Agreement.

         1.48 "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart- Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations promulgated thereunder.

         1.49 "Indemnity Claim" shall have the meaning set forth in Section
11.5 of this Agreement.

         1.50 "Intellectual Property" shall have the meaning set forth in
Section 5.23 of this Agreement.

         1.51 "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations, permits, licenses and orders promulgated thereunder.

         1.52 "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

         1.53 "Material Adverse Effect" shall mean reasonably likely to have a material adverse effect on the properties, business, results of operations, or financial condition of any of the Companies.

         1.54 "Material Front Royal Subsidiaries" shall mean the Subsidiaries of Front Royal listed on Schedule 6.11 of the Buyer Disclosure Schedule that are identified in such Schedule as Material Front Royal Subsidiaries. A Material Front Royal Subsidiary is a Subsidiary that had total assets at December 31, 1997 of more than 2% of the total assets of Front Royal and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         1.55 "Most Recent Company Financial Statements" has the meaning set forth in Section 5.13(a).

         1.56 "Non-Compete Agreement" means the Non-Compete Agreement dated the Closing Date between Buyer and Stephen Weicholz, substantially in the form of Exhibit 1.56.

         1.57 "Opinions of Buyer's Counsel" shall mean the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to Buyer, and the opinion of the Mang Law Firm, special Florida insurance regulatory counsel to Buyer, in form and substance reasonably satisfactory to Sellers and Sellers' counsel.

         1.58 "Opinion of Sellers' Counsel" shall mean the opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Sellers, in form and substance reasonably satisfactory to Buyer and Buyer's counsel.

         1.59 "Pension Plan" shall have the meaning set forth in Section 5.22 of this Agreement.

         1.60 "Permits" shall mean all licenses, permits and other governmental authorizations, registrations and approvals required to conduct the business of each of the Companies, as applicable.

         1.61 "Permitted Lien" shall mean the Liens described on Schedule 1.61 of the Sellers' Disclosure Schedule with respect to (a) the Wycon Assets, (b) the Americlaim Assets and (c) the Unamark Assets.

         1.62 "PNIC" means Preferred National Insurance Company, a Florida corporation.

         1.63 "PNIC Shares" means the common stock, par value $1.00 per share, of PNIC.

         1.64 "Policyholders' Surplus" shall mean as at any date with respect to PNIC the combined capital and surplus of PNIC as at such date, determined in accordance with SAP.

         1.65 "Policyholders' Surplus Purchase Price Adjustment" shall have the meaning set forth in Section 3.3 hereof.

         1.66 "Preliminary Calculation Certificate" shall have the meaning set forth in Section 3.3 hereof.

         1.67 "Preliminary Closing Balance Sheet" shall have the meaning set forth in Section 3.3(a)(ii).

         1.68 "Preliminary Purchase Price Adjustment Amount" shall have the meaning set forth in Section 3.3 of this Agreement.

         1.69 "Purchase Price" shall have the meaning set forth in Section 2.2 of this Agreement.

         1.70 "Purchase Price Adjustment Amount" shall have the meaning set forth in Section 3.3 of this Agreement.

         1.71 "Purchase Price Escrow Amount" shall have the meaning set forth in Section 3.4 of this Agreement.

         1.72 "Purchase Securities" means the Purchase Shares, the Purchase Warrants and the Class A Common Stock issuable upon exercise of the Purchase Warrants.

         1.73 "Purchase Shares" shall have the meaning set forth in Section
3.1 of this Agreement.

         1.74 "Purchase Warrants" shall have the meaning set forth in Section
3.1 of this Agreement.

         1.75 "Quarterly Statutory Statements" shall mean the quarterly statutory convention statements of PNIC for the three-month periods ended March 31, 1997, June 30, 1997, and September 30, 1997, filed with the Florida Department pursuant to the Florida Code.

         1.76 "Registration Rights Agreement" means the Second Amendment, dated the Closing Date, in the form attached hereto as Exhibit 1.76, to the Amended and Restated Registration Rights Agreement dated December 31, 1996, as amended, among Buyer, the Sellers and the other parties thereto.

         1.77 "Relationship Agreements" means the Endorsement Agreements dated on or about the date hereof among PNIC and each of National Lawyers Risk Management Association, American Society of Accountants, Inc., North American Title Organization, Inc., and National Society of Dental Practitioners, attached hereto as Exhibit 1.77.

         1.78 "Reserves" as at any date with respect to PNIC shall mean PNIC's loss, loss adjustment (allocated and unallocated) and unearned premium reserves).

         1.79 "Reserve Estimate Midpoint" shall mean the midpoint of the range of estimates of Reserves as at the Closing Date established by Deloitte & Touche for purposes of computing GAAP Book Value of PNIC as at the Closing Date for purposes of Section 3.3(a)(i).

         1.80 "Reserve Purchase Price Adjustment" shall have the meaning set forth in Section 3.3 of this Agreement.

         1.81 "SAP" shall mean statutory accounting practices required, prescribed or permitted by the Florida Department, or other applicable regulatory authority, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

         1.82 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.83 "Seller" or "Sellers" has the meaning set forth in the first paragraph of this Agreement.

         1.84 "Seller Assets" means the Wycon Assets, the Unamark Assets and the Americlaim Assets.

         1.85 "Seller Assumed Liabilities" means the Wycon Assumed Liabilities, the Unamark Assumed Liabilities and the Americlaim Assumed Liabilities.

         1.86 "Seller Excluded Assets" means the Wycon Excluded Assets, the Unamark Excluded Assets and the Americlaim Excluded Assets.

         1.87 "Seller Financial Statements" has the meaning set forth in
Section 5.13(a) of this Agreement.

         1.88 "Seller Shares" means the PNIC Shares.

         1.89 "Sellers' Closing Certificates" shall mean the certificates of each of the Sellers, substantially in the forms attached as Exhibit 1.89.

         1.90 "Sellers' Disclosure Schedule" shall mean the disclosure schedule, dated the date hereof, furnished by Sellers to Buyer and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

         1.91 "Software Licenses" shall mean all licenses related to software used by any of PNIC, Wycon, Unamark or Americlaim, including, without limitation, those listed on Schedule 1.91 of the Sellers' Disclosure Schedule.

         1.92 "Statutory Statements" shall mean, collectively, the Annual Statutory Statements and the Quarterly Statutory Statements.

         1.93 "Subsidiary" of any corporation or other business entity shall mean any corporation or other business entity a majority of the voting stock (or other beneficial interests) of which, entitled to vote for the election of directors (or their counterparts), is owned by such corporation or other business entity and all Subsidiaries of such corporation or other business entity.

         1.94 "Unamark" means United American Financial Services Corporation, a Florida corporation.

         1.95 "Unamark Assets" means all of the assets of Unamark other than the Unamark Excluded Assets.

         1.96 "Unamark Assumed Liabilities" has the meaning set forth in
Section 2.2(b) of this Agreement.

         1.97 "Unamark Assumption Agreement" means the Assumption Agreement dated the Closing Date between Buyer and Unamark, substantially in the form of
Exhibit 1.7.

         1.98 "Unamark Excluded Assets" has the meaning set forth in Section 2.2(a) of this Agreement.

         1.99 "Unamark Financial Statements" shall have the meaning set forth in Section 5.13(b) of this Agreement.

         1.100 "Wycon Assets" means all of the assets of Wycon other than the Wycon Excluded Assets.

         1.101 "Wycon Assumed Liabilities" has the meaning set forth in
Section 2.3(b) of this Agreement.

         1.102 "Wycon Assumption Agreement" means the Assumption Agreement dated the Closing Date between Buyer and Wycon, substantially in the form of
Exhibit 1.7.

         1.103 "Wycon Excluded Assets" has the meaning set forth in Section 2.3(a) of this Agreement.

         1.104 "Wycon Financial Statements" shall have the meaning set forth in Section 5.13(a).

         1.105 "Year 2000 Conformity" means that neither performance nor functionality is affected by dates prior to, during or after the year 2000, in particular: (a) no value for current date will cause any interruption in operation; (b) date-based functionality must behave consistently for dates prior to, during and after the year 2000; (c) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and (d) the year 2000 must be recognized as a leap year.

         Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other genders, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, (d) the terms "ARTICLE," "Article" or "Section" refer to the specified ARTICLE, Article or Section of this Agreement, (e) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice consistent with past practices of such business, operations, and affairs, (f) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing, and (g) all references to "dollars" or "$" refer to currency of the United States of America.

                                   ARTICLE 2

                    SALE AND PURCHASE OF SHARES AND ASSETS

         2.1 Sale and Purchase of PNIC Shares. Subject to the terms and conditions of this Agreement, at the Closing, for the consideration specified in Section 3.1, PNFC shall sell, assign and transfer to Holdings, and Holdings shall purchase from PNFC, the PNIC Shares owned by PNFC, which shall constitute all of the issued and outstanding shares of capital stock of PNIC.

         2.2 Sale and Purchase of Unamark Assets and Assignment and Assumption of Certain Unamark Liabilities. (a) Subject to the terms and conditions of this Agreement, at the Closing, for the consideration specified in Section 3.1, Unamark shall sell, assign, convey, transfer and deliver to Front Royal (or its designee), and Front Royal (or its designee) shall purchase from Unamark, for the consideration specified in Section 3.1, all of Unamark's right, title and interest in and to all assets of Unamark, other than those listed on Schedule 2.2(a) (collectively, the "Unamark Excluded Assets"). To the extent that any of the Unamark Assets are non-assignable or non-transferable to Buyer, or non-assignable or non-transferable without the consent of a third party, or shall be subject to any option by any third party by virtue of a request for permission to assign or transfer by reason of or pursuant to this Agreement or the transactions contemplated hereby, this Agreement shall not constitute a contract to assign or transfer the same if an attempted assignment or transfer would (i) constitute a breach of any such agreement requiring consent or (ii) create rights in others not desired by Buyer. If Unamark shall have failed to procure consent to any such assignment or transfer or waiver of such option with respect to a Unamark agreement prior to the Closing Date, and the Closing nevertheless takes place, Unamark shall use its commercially reasonable efforts to make the use and benefit of such Unamark Asset available to Buyer to the same extent, as nearly as may be possible, as if such impediment to assignment or transfer did not exist.

                  (b) Subject to the terms and conditions of this Agreement, and pursuant to the Unamark Assumption Agreement, effective as of the Closing, Unamark shall assign to Buyer and Buyer shall assume from Unamark and Buyer shall thereafter pay, perform and discharge, only the liabilities of Unamark listed on Schedule 2.2(b) (such liabilities, the "Unamark Assumed Liabilities"). The Unamark Assumed Liabilities to be assumed by Buyer on the Closing Date shall not include any liabilities or obligations of Unamark (i) for funded debt and indebtedness for borrowed money, (ii) for Federal, state, local or foreign income or payroll taxes or penalties, fines or interest with respect thereto payable with respect to the ownership or operation of the Unamark Assets or payable by or with respect to Unamark for any period prior to the Closing Date (including payments pursuant to any tax indemnity or tax sharing agreement), (iii) to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity, (iv) which constitute a breach or violation by Unamark of any of the representations, warranties, covenants or provisions of this Agreement, (v) with respect to any "employee benefit plan" within the meaning of ERISA, (vi) arising from costs and expenses related to the transactions contemplated by this Agreement, (vii) criminal fines and penalties arising from or related to the conduct of the business of Unamark or (viii) any liabilities of Unamark or, except as specifically set forth in this Agreement, any of its Affiliates, not specifically set forth on
Schedule 2.2(b).

         2.3 Sale and Purchase of Wycon Assets and Assignment and Assumption of Certain Wycon Liabilities. (a) Subject to the terms and conditions of this Agreement, at the Closing, for the consideration specified in Section 3.1, Wycon shall sell, assign, convey, transfer and deliver to Front Royal (or its designee), and Front Royal (or its designee) shall purchase from Wycon, for the consideration specified in Section 3.1, all of Wycon's right, title and interest in and to all assets of Wycon, other than those listed on Schedule 2.3(a) (collectively, the "Wycon Excluded Assets"). To the extent that any of the Wycon Assets are non-assignable or non-transferable to Buyer, or non-assignable or non-transferable without the consent of a third party, or shall be subject to any option by any third party by virtue of a request for permission to assign or transfer by reason of or pursuant to this Agreement or the transactions contemplated hereby, this Agreement shall not constitute a contract to assign or transfer the same if an attempted assignment or transfer would (i) constitute a breach of any such agreement requiring consent or (ii) create rights in others not desired by Buyer. If Wycon shall have failed to procure consent to any such assignment or transfer or waiver of such option with respect to a Wycon agreement prior to the Closing Date, and the Closing nevertheless takes place, Wycon shall use its commercially reasonable efforts to make the use and benefit of such Wycon Asset available to Buyer to the same extent, as nearly as may be possible, as if such impediment to assignment or transfer did not exist.

                  (b) Subject to the terms and conditions of this Agreement, and pursuant to the Wycon Assumption Agreement, effective as of the Closing, Wycon shall assign to Buyer and Buyer shall assume from Wycon and Buyer shall thereafter pay, perform and discharge only the liabilities of Wycon listed on
Schedule 2.3(b) (such liabilities, the "Wycon Assumed Liabilities"). The Wycon Assumed Liabilities to be assumed by Buyer on the Closing Date shall not include any liabilities or obligations of Wycon (i) for funded debt and indebtedness for borrowed money, (ii) for Federal, state, local or foreign income or payroll taxes or penalties, fines or interest with respect thereto payable with respect to the ownership or operation of the Wycon Assets or payable by or with respect to Wycon for any period prior to the Closing Date (including payments pursuant to any tax indemnity or tax sharing agreement),
(iii) to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity, (iv) which constitute a breach or violation by Wycon of any of the representations, warranties, covenants or provisions of this Agreement, (v) with respect to any "employee benefit plan" within the meaning of ERISA, (vi) arising from costs and expenses related to the transactions contemplated by this Agreement, (vii) criminal fines and penalties arising from or related to the conduct of the business of Wycon or (viii) any liabilities of Wycon or, except as specifically set forth in this Agreement, any of its Affiliates, not specifically set forth on Schedule 2.3(b).

         2.4 Sale and Purchase of Americlaim Assets and Assignment and Assumption of Certain Americlaim Liabilities. (a) Subject to the terms and conditions of this Agreement, at the Closing, for the consideration specified in Section 3.1, Americlaim shall sell, assign, convey, transfer and deliver to Front Royal (or its designee), and Front Royal (or its designee) shall purchase from Americlaim, for the consideration specified in Section 3.1, all of Americlaim's right, title and interest in and to all assets of Americlaim, other than those assets listed on Schedule 2.4(a) (the "Americlaim Excluded Assets"). To the extent that any of the Americlaim Assets are non-assignable or non-transferable to Buyer, or non-assignable or non-transferable without the consent of a third party, or shall be subject to any option by any third party by virtue of a request for permission to assign or transfer by reason of or pursuant to this Agreement or the transactions contemplated hereby, this Agreement shall not constitute a contract to assign or transfer the same if an attempted assignment or transfer would (i) constitute a breach of any such agreement requiring consent or (ii) create rights in others not desired by Buyer. If Americlaim shall have failed to procure consent to any such assignment or transfer or waiver of such option with respect to an Americlaim agreement prior to the Closing Date, and the Closing nevertheless takes place, Americlaim shall use its commercially reasonable efforts to make the use and benefit of such Americlaim Asset available to Buyer to the same extent, as nearly as may be possible, as if such impediment to assignment or transfer did not exist.

                  (b) Subject to the terms and conditions of this Agreement, and pursuant to the Americlaim Assumption Agreement, effective as of the Closing, Americlaim shall assign to Buyer and Buyer shall assume from Americlaim and Buyer shall thereafter pay, perform and discharge only the liabilities of Americlaim listed on Schedule 2.4(b) (such liabilities, the "Americlaim Assumed Liabilities"). The Americlaim Assumed Liabilities to be assumed by Buyer on the Closing Date shall not include any liabilities or obligations of Americlaim (i) for funded debt and indebtedness for borrowed money, (ii) for Federal, state, local or foreign income or payroll taxes or penalties, fines or interest with respect thereto payable with respect to the ownership or operation of the Americlaim Assets or payable by or with respect to Americlaim for any period prior to the Closing Date (including payments pursuant to any tax indemnity or tax sharing agreement), (iii) to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity, (iv) which constitute a breach or violation by Americlaim of any of the representations, warranties, covenants or provisions of this Agreement,
(v) with respect to any "employee benefit plan" within the meaning of ERISA,
(vi) arising from costs and expenses related to the transactions contemplated by this Agreement, (vii) criminal fines and penalties arising from or related to the conduct of the business of Americlaim or (viii) any liabilities of Americlaim or, except as specifically set forth in this Agreement, any of its Affiliates, not specifically set forth on Schedule 2.4(b).

                                   ARTICLE 3

                                PURCHASE PRICE

         3.1 The Purchase Price. The aggregate purchase price (the "Purchase Price") for the PNIC Shares and the Seller Assets shall consist of (i) $35,000,000 in cash, subject to adjustment as set forth in Section 3.3(a) and
3.4 below, (ii) 500,000 shares of Class A Common Stock (the "Purchase Shares"), free and clear of all Liens (other than the restrictions on transfer referred to in Section 5.28), and (iii) warrants (the "Purchase Warrants"), free and clear of all Liens (other than the restrictions on transfer referred to in Section 5.28) to purchase an additional 1,050,000 shares of Class A Common Stock at an exercise price of $10.00 per share (which Purchase Warrants shall be substantially in the form of Exhibit 3.1), subject, in the case of clauses (ii) and (iii), to adjustment as set forth in Section 3.3(b) below. The Purchase Price shall be allocated among the Sellers as set forth on
Schedule 3.1. The allocation of the Purchase Price shall be reported by Buyer and the Sellers in a manner consistent with the allocation of the Purchase Price set forth herein with all federal, state and local and foreign tax authorities. The Purchase Price shall be payable as provided in Section 3.2.

         3.2 Payment of Purchase Price. Payment of the cash portion of the Purchase Price shall be in U.S. dollars, and shall be made by Buyer at the Closing in accordance with Section 4.1, subject to Section 3.4, and delivery of the Purchase Shares and Purchase Warrants shall be made at the Closing in accordance with Section 4.1.

         3.3 Purchase Price Adjustment. (a) (i) The cash portion of the Purchase Price, as set forth in Section 3.1, shall be adjusted, as appropriate, as follows:

                           (A) The cash portion of the Purchase Price shall be
                  increased or decreased, as appropriate, on a dollar-for-dollar basis by the amount by which the GAAP Book Value of PNIC as at the Closing Date is greater than or less than $35,000,000; provided that the maximum upward increase in the Purchase Price on account of this Section 3.3(a)(i)(A) shall be $5,000,000. The adjustment described in this Section 3.3(a)(i)(A) is referred to as the "GAAP Book Value Purchase Price Adjustment."

                           (B) If the Closing Date is on or after May 31,
                  1998, the cash portion of the Purchase Price shall be decreased by an amount equal to 25% of the amount, if any, by which the cash and invested assets of PNIC as at the Closing Date, determined in accordance with GAAP, is less than $70,000,000. The adjustment described in this Section 3.3(a)(i)(B) is referred to as the "Cash and Invested Assets Purchase Price Adjustment."

                           (C) The cash portion of the Purchase Price shall be
                  increased on a dollar-for-dollar basis by the amount, if any, by which the Reserves of PNIC as at the Closing Date, used for purposes of computing the GAAP Book Value of PNIC as at the Closing Date and for purposes of computing Policyholders' Surplus as at the Closing Date, exceed the Reserve Estimate Midpoint by more than $500,000; or shall be decreased on a dollar-for-dollar basis by the amount, if any, by which the Reserves of PNIC as at the Closing Date, used for purposes of computing the GAAP Book Value of PNIC as at the Closing Date and for purposes of computing Policyholders' Surplus as at the Closing Date, are less than the Reserve Estimate Midpoint by more than $500,000. The adjustment described in this Section 3.3(a)(i)(C) is referred to as the "Reserve Purchase Price Adjustment."

                           (D) The cash portion of the Purchase Price shall be
                  decreased on a dollar-for-dollar basis by the amount by which the Policyholders' Surplus of PNIC as at the Closing Date is more than $50,000 less than the GAAP Book Value of PNIC as at the Closing Date, excluding differences on account of (i) the treatment of deferred acquisition costs,
                  (ii) the mark-to-market of the investment portfolio, (iii) inclusion of nonadmitted assets, (iv) the elimination of the statutory provision for reinsurance and (v) the treatment of income taxes. The adjustment described in this Section 3.3(a)(i)(D) is referred to as the "Policyholders' Surplus Purchase Price Adjustment."

                           (E) In the event the Closing Date is not the last
                  day of a month, then all the foregoing computations and adjustments (including without limitation the computation of Reserves for purposes of determining the Reserve Estimate Midpoint) shall be made as of the last day of the month immediately preceding the Closing Date.

                           (F) The foregoing adjustments shall be made and
                  applied cumulatively, and any reductions in the cash portion of the Purchase Price shall be applied to offset any increases, and vice versa, and the net resulting adjustment is referred to herein as the "Purchase Price Adjustment Amount."

                  (ii) On the Closing Date PNFC shall deliver to Buyer a certificate (the "Preliminary Calculation Certificate"), substantially in the form attached hereto as Exhibit 3.3, setting forth and/or certifying (1) the best good faith estimate of PNFC and PNIC as of the Closing Date of (A) the GAAP Book Value of PNIC as at the Closing Date and the GAAP Book Value Purchase Price Adjustment (the "GAAP Book Value of PNIC Preliminary Determination Amount"), (B) the cash and invested assets of PNIC as at the Closing Date and the Cash and Invested Assets Purchase Price Adjustment (the "Cash and Invested Assets Preliminary Determination Amount"), (C) the difference between Policyholders' Surplus and the GAAP Book Value of PNIC and the Policyholders' Surplus Purchase Price Adjustment (the "Policyholders' Surplus Difference Preliminary Determination Amount"), and (D) the reserves of PNIC and the

         Reserve Purchase Price Adjustment (the "PNIC Reserves Preliminary Determination Amount"), and (2) the balance sheet of PNIC as of the Closing Date prepared on a proforma basis and based on estimates of historical data and analysis of trends in a good faith effort to approximate GAAP ("Preliminary Closing Balance Sheet"). The GAAP Book Value of PNIC Preliminary Determination Amount, the Cash and Invested Assets Preliminary Determination Amount, the Policyholders' Surplus Difference Preliminary Determination Amount and the PNIC Reserves Preliminary Determination Amount are referred to herein as the "Preliminary Determinations" and the calculations made to derive the Preliminary Determinations are referred to as the "Preliminary Calculations." The Preliminary Calculation Certificate shall be signed by the Chief Financial Officer of PNFC and the Chief Financial Officer of PNIC.

                  (iii) At the Closing Date, the cash portion of the Purchase Price shall be provisionally adjusted in accordance with Section 3.3(a)(i) based on the Preliminary Calculations and the Preliminary Determinations. The provisional adjustment, if any, to the cash portion of the Purchase Price resulting from such calculations is referred to as the "Preliminary Purchase Price Adjustment Amount." At the Closing, the Buyer shall pay to the Sellers, as appropriate, $35,000,000, plus or minus the Preliminary Purchase Price Adjustment Amount, less $1,000,000 to be deposited into escrow in accordance with Section 3.4.

                  (b) The number of Purchase Shares and the number of shares of Class A Common Stock issuable upon exercise of the Purchase Warrants, and the exercise price therefor, shall be adjusted either upward or downward to account for any stock splits or stock dividends (or other similar events) with respect to the Class A Common Stock during the period between the date of this Agreement and the Closing Date.

         3.4 Escrow Amounts. (a) At the Closing, Buyer shall deposit into escrow with the Escrow Agent, in accordance with the Escrow Agreement, an aggregate of $2,000,000, consisting of (i) $1,000,000 of the cash portion of the Purchase Price allocable to PNFC (the "Purchase Price Escrow Amount") and
(ii) $1,000,000 of Buyer's funds (the "Additional Escrow Amount").

                  (b) The Buyer and PNFC shall arrange for Deloitte & Touche to deliver, as promptly as practicable after the Closing, to Buyer, PNFC and Ernst & Young an actuarial reserve study of the Reserves of PNIC as at the Closing Date and setting forth a range of appropriate Reserves for PNIC as at such date.

                  (c) The Buyer and PNFC shall arrange for Deloitte & Touche, as promptly as practicable after the Closing, to perform an audit of the Preliminary Closing Balance Sheet, and to prepare and deliver to Buyer, PNIC and the Escrow Agent financial statements of PNIC as of the Closing Date. Such financial statements (the "Closing Financial Statements") shall include a balance sheet (the "Final Closing Balance Sheet") and statements of operations, changes in shareholders' equity, and statements of cash flows as at the Closing Date and for the portion of the fiscal year then ended, shall include all footnote disclosures required by GAAP, shall include an audited reconciliation of GAAP to SAP, and shall be certified by Deloitte & Touche in accordance with GAAP. Promptly after its receipt of the Closing Financial Statements, PNFC shall prepare and deliver to each of Buyer and the Escrow Agent a final certificate (the "Final Certificate"), substantially in the form attached hereto as Exhibit 3.4, setting forth its computations of the Purchase Price Adjustment and the amount of the difference (the "Adjustment Difference Amount"), if any, between the Preliminary Purchase Price Adjustment Amount and the Purchase Price Adjustment Amount.

                  (d) The cost of the actuarial reserve study referred to in
Section 3.4(c) shall be borne equally by PNFC and Buyer, and the cost of the audit of the Closing Financial Statements shall be borne by PNFC.

                  (e) Prior to and following the Closing, for the purpose of reviewing the Preliminary Closing Balance Sheet and the Closing Financial Statements and related materials, PNFC and PNIC shall permit Buyer, Tillinghast and Ernst & Young full and complete access to the books and records of PNIC, to the audit work papers of Deloitte & Touche and to the personnel of PNFC, PNIC and Deloitte & Touche. Buyer shall have the right at any time during the thirty (30) day period following its receipt of the Final Certificate, the Closing Financial Statements and supporting materials to object to (i) any item or items in the Closing Financial Statements, and (ii) any other matters set forth in or related to the computations set forth in the Final Certificate. Any such objection (an "Objection Notice") shall be in writing, shall be given to PNFC, Deloitte & Touche and to the Escrow Agent, and shall set forth in reasonable detail the nature and basis for Buyer's objections. If Buyer does not give an Objection Notice within such thirty (30) day period, then the Final Certificate and the Final Balance Sheet, as prepared and delivered by PNFC and Deloitte & Touche, respectively, shall be final and binding on the parties. Following the giving of an Objection Notice, Buyer and PNFC shall negotiate in good faith a resolution of all matters set forth in the Objection Notice. If the parties resolve all such matters, then they shall make a determination of the Adjustment Difference Amount and shall issue a Joint Written Direction (as defined in the Escrow Agreement) to the Escrow Agent. If the parties cannot resolve all such matters within fifteen
(15) days after the date on which Buyer gave the Objection Notice, then thereafter either of Buyer or PNFC may elect, upon notice to the other, to submit all unresolved matters to KPMG Peat Marwick or Arthur Andersen, as the parties may agree (and if they cannot agree, the selection shall be made by flip of a coin) (the "Independent Party"), which shall resolve all matters in dispute (but only such matters) between the parties and whose decision as to the Adjustment Difference Amount shall be conclusive and binding on the parties. The decision of the Independent Party shall be in writing (such writing is referred to as an "Independent Direction Certificate"), shall be in a form substantially similar to the Final Certificate, and shall be delivered to Buyer, PNFC, Escrow Agent, Deloitte & Touche and Ernst & Young. The fees and expenses of the Independent Party shall be borne equally by PNFC and Buyer.

                  (f) The following provisions shall apply after final determination of the Adjustment Difference Amount pursuant to subsection (c) or (e), above. If the Adjustment Difference Amount is zero, then the Escrow Agent shall deliver the Purchase Price Escrow Amount, plus any interest or income thereon, to PNFC and the Additional Escrow Amount, plus any interest or income thereon, to Buyer. If the Adjustment Difference Amount is greater than zero, then the Purchase Price shall be adjusted either upward or downward, as applicable, by the Adjustment Difference Amount. If the Purchase Price, as adjusted by the Preliminary Purchase Price Adjustment Amount, is adjusted downward by the Adjustment Difference Amount then the Escrow Agent shall deliver the Adjustment Difference Amount, plus any interest or income thereon, to Buyer from the Purchase Price Escrow Amount, deliver the balance of the Purchase Price Escrow Amount, plus interest or income earned on such balance, to PNFC and shall deliver the Additional Escrow Amount, plus interest or income thereon, to Buyer. If the Purchase Price, as adjusted by the Preliminary Purchase Price Adjustment Amount, is adjusted upward by the Adjustment Difference Amount then the Escrow Agent shall deliver the Adjustment Difference Amount, plus any interest or income thereon, to PNFC from the Additional Escrow Amount, deliver the balance of the Additional Escrow Amount, plus any interest or income earned on such balance, to Buyer, and shall deliver the Purchase Price Escrow Amount, plus any interest or income thereon, to PNFC. The right to receive amounts pursuant to this Section 3.4 shall not be an exclusive remedy to either party on account of any adjustment to the Purchase Price or other claim under this Agreement, and if the Purchase Price Escrow Amount or the Additional Escrow Amount is insufficient to settle in full any adjustments to the cash portion of the Purchase Price, then Buyer or PNFC, as the case may be, shall be obligated to pay the shortfall, together with the amount of interest or income which would have been earned on such amount, at the effective rate of interest earned on all funds in escrow since the Closing Date, promptly after all amounts are disbursed pursuant to this Section 3.4.

                                   ARTICLE 4

                                  THE CLOSING

         4.1 Closing. (a) The Closing will take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 a.m., local time, on the Closing Date.

                  (b) At the Closing, Buyer shall deliver or cause to be delivered the following, as the same may be adjusted pursuant to Section 3.3:

                         (i) $34,000,000 of the Purchase Price (subject to adjustment pursuant to Section 3.3(a)(iii)) in cash payable by wire transfer of immediately available funds to an account or accounts designated by the Sellers and $1,000,000 of the Purchase Price, together with an additional $1,000,000 of Buyer's own funds, in cash payable by wire transfer of immediately available funds to an account or accounts designated by the Escrow Agent to be held in escrow pursuant to the terms of this Agreement and the Escrow Agreement, which amount shall be allocated among the Sellers in accordance with
         Schedule 3.1;

                        (ii) one or more certificates, issued in accordance with Schedule 3.1, representing the Purchase Shares with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens (other than Liens that are solely as a result of Sellers' actions and other than the restrictions on transfer referred to in Section 5.28);

                       (iii) the Purchase Warrants, issued in accordance with
         Schedule 3.1 with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens (other than Liens that are solely as a result of Sellers' actions and other than the restrictions on transfer referred to in Section 5.28); and

                        (iv) the other documents or instruments required to be delivered by Buyer pursuant to Article 9.

                  (c) At the Closing, PNFC shall deliver to Holdings the following:

                         (i) one or more certificates representing the PNIC Shares accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens (other than Liens that arise solely as a result of Buyer's actions and other than the restrictions on transfer referred to in Section 6.7); and

                        (ii) the other documents or instruments required to be delivered by PNFC pursuant to Article 8.

                  (d) At the Closing, Wycon, Unamark and Americlaim shall deliver to Front Royal the Bills of Sale and the other documents or instruments required to be delivered by them pursuant to Article 8.

                                   ARTICLE 5

      REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND STEPHEN WEICHOLZ

         Each of the following representations and warranties are made on the following basis: (i) representations and warranties given by the Sellers with respect to themselves are given severally by each Seller with respect to itself and not jointly (regardless of whether the representations and warranties by their terms pertain to a single Seller, multiple Sellers or all of the Sellers as a group); (ii) representations and warranties with respect to Wycon and the assets and liabilities of Wycon are deemed made only by Wycon and Stephen Weicholz (regardless of whether the representations and warranties by their terms pertain only to Wycon, the assets and liabilities of Wycon or to the Sellers, the Companies, the Seller Assets or the Sellers' liabilities, collectively); (iii) representations and warranties with respect to Americlaim and the assets and liabilities of Americlaim are deemed made only by Americlaim and Stephen Weicholz (regardless of whether the representations and warranties by their terms pertain only to Americlaim, the assets and liabilities of Americlaim or to the Sellers, the Companies, the Seller Assets or the Sellers' liabilities, collectively); (iv) representations and warranties with respect to Unamark and the assets and liabilities of Unamark are deemed made only by Unamark and Stephen Weicholz (regardless of whether the representations and warranties by their terms pertain only to Unamark, the assets and liabilities of Unamark or to the Sellers, the Companies, the Seller Assets or the Sellers' liabilities collectively); and (v) representations and warranties with respect to PNFC and PNIC and their respective assets and liabilities are deemed made only by PNFC.

         5.1 Organization and Good Standing. (a) Each of the Sellers and PNIC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in Schedule 5.1 of the Sellers' Disclosure Schedule. Each of the Sellers and PNIC has all requisite corporate power and authority to conduct its business as currently conducted and to own or lease and to operate its properties. Each of the Companies is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted would not have a Material Adverse Effect. Schedule 5.1 of the Sellers' Disclosure Schedule sets forth all jurisdictions in which any of the Companies are qualified to transact business as a foreign corporation.

         5.2 Capitalization. The capitalization of PNIC is set forth on
Schedule 5.2 of the Sellers' Disclosure Schedule. All outstanding shares set forth on Schedule 5.2 of the Sellers' Disclosure Schedule have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of PNIC (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of PNIC (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of PNIC, or (iii) participate in the equity, income or election of directors or officers of PNIC. Except as set forth in Schedule 5.2 of the Sellers' Disclosure Schedule, there are no proxies, voting trusts or other agreements or understandings to which PNFC is a party or by which it is bound with respect to the voting of any of the PNIC Shares.

         5.3 Authority, Validity and Enforceability. Each of the Sellers has full power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions required of it contemplated hereby. The execution, delivery and performance of this Agreement by each of the Sellers and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of each of the Sellers, respectively. No other action or proceeding on the part of any Seller or PNIC is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and Stephen Weicholz and constitutes a valid, legal and binding obligation of each of the Sellers and Stephen Weicholz, enforceable in accordance with its terms.

         5.4 No Violation or Breach. The execution, delivery and performance by each Seller of this Agreement does not, and the consummation by Sellers of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

                  (a) violate or require any consent or approval under any provision of the Articles of Incorporation (or equivalent charter document) or bylaws of any Seller or PNIC; or

                  (b) except as set forth in Section 5.9, violate or result in a default of, or require any consent or approval under, or result in the termination of or loss of any right (including any right of acceleration, termination or cancellation) in or with respect to, any Contract, Permit, Equipment Lease or Software License, except for such violations or breaches which would not have a Material Adverse Effect; or

                  (c) violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which any of the Sellers or PNIC is a party or is otherwise subject; or

                  (d) result in any Lien upon any properties, assets, business or agreements of any Seller or PNIC howsoever arising, except for such Liens which would not have a Material Adverse Effect.

         5.5 Subsidiaries. Except for PNIC, which is a wholly-owned subsidiary of PNFC, no Seller has any Subsidiaries. PNIC has no Subsidiaries.

         5.6 Seller Assets.(a) Wycon hereby represents and warrants that it has good legal title, of record and beneficially, to all of the Wycon Assets, and at the Closing Wycon will transfer and deliver to Buyer legal and valid title to the Wycon Assets free and clear of all Liens, other than (i) Liens created by Buyer, and (ii) Permitted Liens.

         (b) Americlaim hereby represents and warrants that it has good legal title, of record and beneficially, to all of the Americlaim Assets, and at the Closing Americlaim will transfer and deliver to Buyer legal and valid title to the Americlaim Assets free and clear of all Liens, other than (i) Liens created by Buyer, and (ii) Permitted Liens.

         (c) Unamark hereby represents and warrants that it has good legal title, of record and beneficially, to all of the Unamark Assets, and at the Closing Unamark will transfer and deliver to Buyer legal and valid title to the Unamark Assets free and clear of all Liens, other than (i) Liens created by Buyer, and (ii) Permitted Liens.

         5.7 Seller Shares. PNFC owns all of the PNIC Shares free and clear of all Liens. The PNIC Shares represent all of the outstanding shares of issued and outstanding capital stock of PNIC. Upon delivery by PNFC to Buyer of certificates representing the PNIC Shares, together with duly executed stock powers or other instruments of transfer, Buyer will acquire good and valid title to the PNIC Shares, free and clear of all Liens other than (i) Liens that arise solely as a result of Buyer's actions and (ii) restrictions on transferability generally imposed on transfers of securities by federal and state securities laws and applicable state insurance laws.

         5.8 Compliance with Other Instruments and Laws. None of the Sellers or PNIC is in violation of any term of its charter or by-laws and none of the Sellers or PNIC is in violation of any Contract, judgment, decree, order, Law, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except for such violations that would not have a Material Adverse Effect.

         5.9 Consents. Except as set forth in Schedule 5.9 of the Sellers' Disclosure Schedule, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained, by any Seller or PNIC in connection with the execution, delivery and performance of this Agreement by Sellers and the transactions contemplated hereby, including, without limitation, the sale by the Sellers of the Seller Shares and the Seller Assets.

         5.10 Litigation. Except as set forth on Schedule 5.10 of the Sellers' Disclosure Schedule, there is no action, proceeding, investigation or claim pending or, to the best knowledge of each Seller, threatened against or affecting any Seller or PNIC or its respective assets before any court or governmental or regulatory authority or body that, if adversely determined, would have a Material Adverse Effect or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto. There is no state of facts, and to the best knowledge of each Seller, there has occurred no event or group of related events, that would form the basis of any claim against any Seller or PNIC for liability on account of breach of a Contract, violation of statute or regulation, or otherwise in connection with the performance of the Contracts or the conduct of their respective businesses that, if adversely determined, would have a Material Adverse Effect or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as set forth on Schedule 5.10 of the Sellers' Disclosure Schedule, with respect to claims against any of the Sellers or PNIC made under or in connection with insurance policies issued by the Sellers or PNIC, there are no claims pending or, to the best knowledge of Sellers (including without limitation the executive officers of Sellers in their capacity as such), threatened, as to which liability in excess of applicable coverage limits has been asserted against any of the Companies, and there are no claims pending or, to the best knowledge of Sellers (including without limitation the executive officers of Sellers in their capacity as such) threatened, for bad faith or for punitive damages against any of the Companies.

         5.11 No Brokers. None of the Sellers or PNIC has employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby, other than those persons or entities whose fees shall be the responsibility of PNFC.

         5.12 Absence of Certain Changes. Except as set forth on Schedule 5.12 of the Sellers' Disclosure Schedule, since June 30, 1997, none of the Companies has:

                  (a) issued, sold or delivered or agreed to issue, sell or deliver any shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock except for the transactions contemplated by this Agreement;

                  (b) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business and obligations and liabilities under the Contracts;

                  (c) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible, except in the ordinary course of business;

                  (d) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except in the ordinary course of business;

                  (e) except as allowed in Section 7.1(a)(xi) of this Agreement, declared, made, paid or set apart any sum for any dividend or other distribution to its shareholders or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

                  (f) entered into any employment agreement with any officer or salaried employee that is not terminable at any time by the employer, without cause and without penalty;

                  (g) forgiven or cancelled any debts or claims or waived any rights of material value;

                  (h) conducted its business or entered into any transaction other than in the ordinary course of business;

                  (i) granted any rights or licenses under any of its trade names or entered into general agency arrangements;

                  (j) formed any Subsidiaries;

                  (k) changed any method of accounting or accounting policies or procedures, or policy with respect to Reserves, other than as required by SAP, GAAP or applicable Law, or changed its manner of application of any such method or policy;

                  (l) been sued by or, to the best knowledge of the Sellers, threatened with any suit by, any employee or former employee;

                  (m) changed its premium rate structure in any material respect, its insurance underwriting policies, its reinsurance arrangements or practices or, in any material respect, its insurance products;

                  (n) suffered or experienced any change in relations with or material loss of any employees or customers;

                  (o) changed its policies, or its manner of application of its policies, regarding the establishment or determination of Reserves, including case, IBNR, LAE and ULAE reserves; or

                  (p) agreed to take any action described in clauses (a) through (o).

         5.13 Financial Statements. (a) PNFC has delivered to Buyer (i) the Statutory Statements and (ii) any annual statutory statements of PNIC that were filed for the year ended December 31, 1996 in any jurisdiction which differ from the Annual Statutory Statement for the year ended December 31, 1996. PNFC hereby represents and warrants that each such Statutory Statement, and all statutory statements delivered to Buyer pursuant to Section 8.15, (i) complied (or will comply) in all material respects with all applicable laws when so filed, (ii) was (or will have been) prepared in accordance with NAIC Annual Statement instructions and accounting practices and procedures manuals, except to the extent that (A) applicable state law may differ, or (B) applicable state rules or regulations require differences in reporting not related to accounting practices and procedures, (iii) is (or will be) true and complete in all material respects, and (iv) presents (or will present) fairly in all material respects the financial position of PNIC as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of PNIC for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement or will have been asserted with respect to such statutory statements.

         (b) The Sellers have delivered to Buyer the following financial statements, all of which are attached hereto as Schedule 5.13(b):

                  (i) audited balance sheets and statements of income, changes in stockholder's equity and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1995, for PNIC (the "PNIC GAAP Financial Statements");

                  (ii) audited financial statements for Britamco prepared on a SAP basis for the fiscal year ended December 31, 1996, and unaudited balance sheets and statements of income and changes in stockholders' equity of Britamco as at and for the six months ended June 30, 1997 (the "Britamco Financial Statements"); and

                  (iii) unaudited balance sheets and statements of income and changes in stockholder's equity as of and for the fiscal years ended December 31, 1996 and December 31, 1995, and as at and for the six month period ended June 30, 1997, for each of Wycon and Unamark and as of and for the fiscal years ended August 31, 1997 and

         August 31, 1996 and as at and for the three month period ended November 30, 1997 for Americlaim (the "Wycon Financial Statements," the "Unamark Financial Statements" and the "Americlaim Financial Statements," respectively).

The PNIC GAAP Financial Statements, the Wycon Financial Statements, the Americlaim Financial Statements, the Britamco Financial Statements and the Unamark Financial Statements are referred to as the "Seller Financial Statements." The Wycon Financial Statements, the Britamco Financial Statements and the Unamark Financial Statements as at June 30, 1997 and for the six months then ended and the Americlaim Financial Statements as of November 30, 1997 and for the three months then ended, are referred to as the "Most Recent Seller Financial Statements." The PNIC GAAP Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of PNIC as of such dates and the results of operations of PNIC for such periods, and are consistent with the books and records of PNIC (which books and records are correct and complete). Each of the Americlaim Financial Statements, the Wycon Financial Statements and the Unamark Financial Statements are internally prepared financial statements, prepared by each respective Seller in accordance with its internal accounting policies consistent with past practices and each respective Seller believes that its financial statements present fairly in all material respects the financial condition of each respective Seller as of such dates and the results of operations of each respective Seller for such periods, and are consistent with the books and records of each respective Seller (which books and records each Seller believes are correct and complete); provided, however, that in the case of the Most Recent Seller Financial Statements such financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         5.14 Licenses and Permits. Each of the Companies, to the extent necessary, has all Permits required in each of the jurisdictions listed on
Schedule 5.14 of the Sellers' Disclosure Schedule to engage in the business of writing or marketing property and casualty insurance policies. PNIC is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on Schedule 5.14 of the Sellers' Disclosure Schedule. Except as set forth on Schedule 5.14 of the Sellers' Disclosure Schedule, all such Permits are owned by such Company, are in full force and effect and none of the Sellers or PNIC has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $20,000, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and to the best knowledge of each of the Sellers, there is no basis for any such fine, penalty, suspension, revocation or limitation. PNIC possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by it in each jurisdiction set forth on Schedule 5.14. All such Permits held by PNIC shall continue in force after the Closing.

         5.15 Insurance Regulatory Filings. Since January 1, 1992, each Seller and PNIC, to the extent required to do so, has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Florida Department and all other federal, state or local governmental authorities with jurisdiction over such Seller or PNIC except where the failure to file would not have a Material Adverse Effect. The Sellers have furnished to Buyer copies of all reports of examinations (whether financial, market conduct or other) issued by the Florida Department and all other state insurance regulatory authorities in respect of the Sellers and PNIC received since January 1, 1992. Except as set forth on Schedule 5.15 of the Sellers' Disclosure Schedule, no deficiencies material to the financial condition or operations of any Seller or PNIC have been asserted by the Florida Department or any other state insurance regulatory authority with respect to any reports or filings made by or on behalf of any Seller or PNIC since January 1, 1992. The Sellers have supplied Buyer with copies of all written responses submitted on behalf of the Sellers since January 1, 1992, in respect of any report of examination (whether financial, market conduct or other) of the Sellers or PNIC by the Florida Department or any other state regulatory authority. Each Seller has made available to Buyer all files of each Seller and PNIC relating to correspondence with the Florida Department or any other insurance regulatory authority.

         5.16 Reserves. (a) PNFC hereby represents and warrants that the Reserves established or reflected in the June 30, 1997 and September 30, 1997 Quarterly Statutory Statements (i) were determined in accordance with SAP and generally accepted actuarial assumptions, (ii) were in accordance with the requirements specified in the related insurance or reinsurance Contracts in all material respects, (iii) meet the requirements of the insurance laws of each applicable jurisdiction in all material respects and (iv) except as described in Schedule 5.16, were established consistent with the policies and procedures historically employed by PNIC without alteration.

                  (b) PNFC hereby represents and warrants that the 1997 Reserve Study performed by Deloitte & Touche will state that there are no reserve inadequacies on a total loss or LAE or ULAE basis and Reserves will be established within the range recommended by Deloitte & Touche.

                  (c) PNFC hereby represents and warrants that the Reserves established or reflected in the December 31, 1997 Annual Statutory Statement
(i) will be determined in accordance with SAP and generally accepted actuarial assumptions, (ii) will be in accordance with the requirements specified in the related insurance or reinsurance Contracts in all material respects, (iii) will meet the requirements of the insurance laws of each applicable jurisdiction in all material respects and (iv) will be established consistent with the policies and procedures historically employed by PNIC without alteration.

         5.17 Insurance Issued. Except as required by Law or except as disclosed in Schedule 5.17 of the Sellers' Disclosure Schedule:

                  (a) All outstanding insurance Contracts issued, reinsured or underwritten by PNIC are, to the extent required under applicable laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

                  (b) All insurance contract claims and expenses payable by PNIC or (to the knowledge of the Sellers) by any other person or entity that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with any Seller or PNIC have in all material respects been paid in accordance with the terms of the insurance Contracts under which they arose, except for such claims and expenses for which such Seller believes there is a reasonable basis to contest payment.

                  (c) No outstanding insurance Contract issued, reinsured or underwritten by any Seller or PNIC entitles the holder thereof or any other person or entity to receive cash or stock dividends, distributions or other benefits based on the revenues or earnings of such Seller, PNIC or any other person or entity.

                  (d) To the knowledge of each Seller, all amounts to which any Seller or PNIC is entitled under reinsurance, coinsurance or other similar contracts (including without limitation amounts based on paid and unpaid losses) are collectible in the ordinary course of business.

                  (e) To the knowledge of each Seller, each insurance agent, at the time such agent wrote, sold, or produced business for any Seller or PNIC, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business.

         5.18 Reinsurance Policies. Set forth on Schedule 5.18 of the Sellers' Disclosure Schedule is a complete and accurate list of all in-force reinsurance contracts and treaties under which each Company has ceded or assumed reinsurance obligations. Each contract and treaty set forth on such
Schedule 5.18 (or required to be set forth on such Schedule 5.18) is in full force and effect and except as set forth in Schedule 5.18 of the Sellers' Disclosure Schedule will not be terminated or otherwise adversely affected as a result of the transactions contemplated hereby. Except as set forth on
Schedule 5.18 of the Sellers' Disclosure Schedule, such contract or treaty under which each Company cedes reinsurance obligations is qualified under all Laws applicable to reinsurance policies and treaties to receive the statutory credit assigned to such contract or treaty in the Statutory Statements at the time such Statutory Statements were prepared. No Company has violated any of the terms and conditions of any such policies or treaties in any material respect and, to the knowledge of each Seller, all of the covenants to be performed by any other party under any such policy and treaties were negotiated with independent third parties in good faith at arm's length, other than any such policies or treaties among any Company and its Affiliates as listed on Schedule 5.18 of the Sellers' Disclosure Schedule. Schedule 5.18 of the Sellers' Disclosure Schedule separately sets forth all contracts or treaties of reinsurance no longer in force to which PNIC was a party, under which, to the knowledge of each Seller (including without limitation the officers of Sellers in their capacity as such), benefits or liabilities remain outstanding, except for contracts or treaties which would not have a Material Adverse Effect. Schedule 5.18 of the Sellers' Disclosure Schedule also sets forth all disputes between any Seller and PNIC and any third party regarding any contracts or treaties of reinsurance.

         5.19 Taxes. (a) Except as disclosed on Schedule 5.19 of the Sellers' Disclosure Schedule, none of the Companies has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) an affiliated group. Each Seller and PNIC has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it on or before the Closing Date, and all material information set forth in such returns or reports is or (in the case of returns or reports not yet filed) will be accurate and complete. Each Company has paid or made adequate provision for or (with respect to returns or reports not yet filed) will make adequate provision for the payment of all taxes, additions to tax, penalties and interest for periods covered by those returns or reports. Each Seller and PNIC is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable tax information reporting and tax withholding requirements under federal, state, local, and foreign laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

                  (b) Each of the Companies has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the appropriate governmental agencies or to the extent required set aside in appropriate accounts for future payment when due. The balance sheets contained in the Statutory Statements fully and properly reflect, as of their dates, the liabilities of PNIC for all accrued taxes, additions to tax, penalties, and interest. Except as disclosed on Schedule
5.19 of the Sellers' Disclosure Schedule, there are no unpaid taxes, additions to tax, penalties, or interest payable by any Seller or PNIC that (i) are or could become a Lien on any asset, or otherwise adversely affect the business, properties, or financial condition, of any Company or (ii) could cause Buyer to incur any liability therefor.

                  (c) Schedule 5.19 of the Sellers' Disclosure Schedule describes all tax elections, consents, and agreements made by or affecting each of the Companies, lists all types of taxes paid and returns filed by or on behalf of each of the Companies, and expressly indicates each tax with respect to which each of the Companies is or has been included in a consolidated, unitary, or combined return. Except as disclosed on such
Schedule 5.19, none of the Companies has granted (or is subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to any Company by any taxing authority.

                  (d) PNIC has not made or entered into, and does not hold any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. None of the assets of any Company is or will be required to be treated as being owned by any person (other than such Company) pursuant to the provisions of Section 168(f)(8) of the Code, as amended and in effect immediately before the enactment of the Code, and the rules and regulations thereunder. Except as disclosed on such Schedule 5.19, PNIC is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

                  (e) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Companies by reason of Section 280G of the Code.

                  (f) None of the Sellers or PNIC is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

                  (g) Except as set forth in Schedule 5.19 of the Sellers' Disclosure Schedule, no Company is a party to any tax allocation or sharing agreement. No Company has any liability for the taxes of any person (other than such Company) under Treasury Reg. ss.1502-6 (or any similar provision of stare, local or foreign law), as a transferee or successor, by contract or otherwise.

         5.20 Contracts. (a) Schedule 5.20 of the Sellers' Disclosure Schedule contains a complete and correct list of all agreements, contracts and commitments, written or oral, to which each Company is a party or by which any Company is bound including, without limitation, Equipment Leases and Software Licenses, excluding: (a) any of the foregoing listed on Schedule 5.18 of the Sellers' Disclosure Schedule [Reinsurance]; (b) insurance policies written by any Company in the ordinary course of business; and (c) agreements, contracts and commitments in the ordinary course between a Company and any other person or entity where the obligations to pay or perform services pursuant to all such agreements, contracts and commitments between such Company and such other person or entity total less than an aggregate of $20,000.00, and which are terminable without cost or liability on notice of 30 days or less (collectively, the "Contracts").

                  (b) The Sellers have delivered or made available to Buyer complete and correct copies of all Contracts (including, without limitation, all Equipment Leases and Software Licenses) together with all amendments thereto and waivers and consents with respect thereto and accurate descriptions of all oral agreements. Each of the Contracts is in full force and effect, and each Company has in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Except as set forth on Schedule 5.9 of the Sellers' Disclosure Schedule, each of the Contracts included in the Seller Assets is assignable to Buyer without the consent of any other party thereto. Other than powers of attorney granted to surety agents of PNIC in the ordinary course of business, none of the Sellers or PNIC has outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with being licensed to conduct business in another jurisdiction and except for routine authorizations given to managing general agents.

         5.21 Employees. Schedule 5.21 of the Sellers' Disclosure Schedule lists all persons (the "Employees") employed by each Company on March 5, 1998, whether on a full time, part time or consulting basis, whose annualized total compensation exceeds $35,000 and lists the salaries and wages for 1997, commission schedules and terms of employment of all such Employees. All such Employees are employees or consultants of Americlaim, Unamark or Wycon. PNIC has no employees or consultants.

         5.22 Employee Benefit Matters. (a) None of the Companies, any ERISA Affiliate or any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or previously maintained by any of them (a "Pension Plan"), has incurred any material liability, other than premiums, to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan. There is not currently pending with the PBGC with respect to any Pension Plan any filing with respect to any reportable event under

Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                  (b) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date of this Agreement under the terms of each Employee Plan, ERISA and collective bargaining agreement. No accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by the Sellers or any ERISA Affiliate), and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Pension Plan.

                  (c) None of the Companies or any ERISA Affiliate has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) which has not been satisfied in full.

                  (d) Schedule 5.22(d) of the Sellers' Disclosure Schedule sets forth all Employee Plans of or for each of the Companies. All Employee Plans that are "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by or for any of the Companies or previously maintained by or for such Company comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. None of the Companies has any material liability under any such plan.

                  (e) No prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by or for any of the Companies or previously maintained by or for any of the Companies that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

                  (f) The funding under each Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) does not exceed the limitation under Section 419A(b) or 419(c) of the Code. None of the Companies is subject to taxation on the income of any such plan or any such plan previously maintained by or for any of the Companies or an ERISA Affiliate.

         5.23 Assets and Properties. (a) Schedule 5.23(a) of the Sellers' Disclosure Schedule contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications and software owned by or licensed to each Company or its Affiliates and used by any of the Companies in connection with the operation of their respective businesses (collectively the "Intellectual Property"). Unless otherwise indicated in such Schedule 5.23(a), one or more of the Companies owns all necessary right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same), and, to the best knowledge of the Sellers, no person is infringing on the ownership or use of the Intellectual Property by any Company.

                  (b) Schedule 5.23(b) of the Sellers' Disclosure Schedule contains a list of all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets owned by each Company as of December 31, 1997. Each Company has good and indefeasible title to all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets (excluding real property) owned by it, free and clear of all Liens. Such Schedule 5.23(b) shall be updated as at the Closing Date for all transactions taking place from January 1, 1998 through the Closing Date.

                  (c) No Company owns any real property.

                  (d) Schedule 5.23(d) of the Sellers' Disclosure Schedule contains a true and complete list and description of all real property leased by each Company and used by any Company. Each Seller and PNIC has a valid leasehold interest in all such leased real property.

                  (e) Each of the Companies has all necessary Software Licenses for all computer software used by any of the Companies, including sufficient site or other licenses permitting the use by all users and at all computer terminals for or with respect to which such software is installed or made available. With respect to PNIC, all such Software Licenses shall remain in full force and effect on and after the Closing, and with respect to Wycon, Americlaim and Unamark, except as set forth on Schedule 5.9 of the Sellers' Disclosure Schedule, such Software Licenses are freely assignable to Buyer and Buyer shall have all rights under such licenses on and after the Closing Date.

         5.24 Operating Insurance. Schedule 5.24 of the Sellers' Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, errors and omissions and other similar insurance Contracts that insure the business, operations, or affairs of each Company or affect or relate to the ownership, use or operations of any of the assets, business or properties of any Company.

         5.25 Bank Accounts. Schedule 5.25 of the Disclosure Schedule contains
(a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which each Company has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a list of all signatories for each such account and box and (d) a list of all compensating balances required with respect to each such account.

         5.26 Charter Documents and Bylaws. The Sellers have heretofore made available to Buyer true and complete copies of the articles of incorporation (or other charter documents) and bylaws as in effect on the date hereof of each Seller and PNIC and of each of the entities referred to in Section 1.77.

         5.27 Minute Books. The minute books of PNIC accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of PNIC since the date of formation of PNIC, and all formal actions taken at all meetings and all consents in lieu of meetings of the boards of directors of PNIC and all committees thereof since the date of formation of PNIC. All of such minute books have previously been made available for inspection by Buyer.

         5.28 Acquisition for Investment. Each of the Sellers is acquiring the Purchase Securities for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act, and acknowledges that the issuance of the Purchase Securities pursuant hereto is intended to be exempt from the Securities Act pursuant to Section 4(2) thereof, and that the Purchase Securities may not be resold or otherwise transferred except (a) pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws, and (b) with approval of all necessary authorities under applicable insurance laws.

         5.29 Year 2000. Schedule 5.29 of the Sellers' Disclosure Schedule sets forth a summary of the extent to which the products, systems and services used by each Company for its own internal purposes which are dependant in any way on automatic instructions or any computer hardware or software meet Year 2000 Conformity, and a time schedule adopted by the Companies for implementing any corrections to ensure Year 2000 Conformity. Sellers shall be solely responsible for timely implementation of such time schedule and for ensuring Year 2000 Conformity with respect to the Companies' products, systems and services.

         5.30 Transactions with Interested Persons. To the knowledge of the Sellers and Stephen Weicholz, after investigation, no Seller, PNIC or officer or director of any Seller or PNIC, or any Affiliate of any of them owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of any of the Companies or any person or entity which has a contract or arrangement with any of the Companies, except for transactions (a) on terms no less favorable to such Company than those prevailing in comparable arm's length transactions, and (b) that will be terminable by Buyer (or by PNIC as applicable) without penalty after the Closing. Schedule 5.30 of the Sellers' Disclosure Schedule lists or describes all contracts and other arrangements between Stephen Weicholz, Scott Weicholz and Darren Marsh or any of their respective Affiliates and any of the Companies and all services provided by any of them or any of their Affiliates to any of the Companies.

         5.31 PNIC Business. PNFC hereby represents and warrants the that since June 30, 1997, and prior to the Closing Date, all of PNIC's outstanding payables and receivables have been, and will be, settled in the ordinary course of business in a timely manner consistent with the historic practices of PNIC, and that all business written by PNIC has conformed, and will conform, to the underwriting and pricing guidelines in place at PNIC on the date hereof.

         5.32 Undisclosed Liabilities. None of the Companies has any liability, fixed, contingent, liquidated, unliquidated or otherwise (and to the knowledge of the Sellers there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except, with respect to each Company, for (i) liabilities set forth in the Seller Financial Statements of such Company, including any notes and schedules thereto, (ii) liabilities which have arisen after the date of the Most Recent Seller Financial Statements of such Company in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (iii) liabilities disclosed in Schedule 5.32 of the Sellers' Disclosure Schedule and (iv) liabilities under the Contracts.

         5.33 Britamco Business. PNFC and Stephen Weicholz represent and warrant that Britamco has written no new business with effective dates subsequent to July 1, 1997.

         5.34 Disclosure. None of the Sellers' representations and warranties contained in this Agreement or in any other agreement delivered or to be delivered by or on behalf of any of the Sellers in accordance with the terms of this Agreement, the Statutory Statements, any Schedule included in the Disclosure Schedule, or any certificates delivered or to be delivered by any of the Sellers in accordance with the terms hereof contains any untrue statement of a material fact, or omits or will omit any statement of a material fact the disclosure of which is necessary in order for the statements contained herein or therein not to be misleading in any material respect.

                                   ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Front Royal and Holdings, jointly and severally, hereby represent and warrant to each Seller as follows:

         6.1 Organization and Good Standing of Buyer. Each of Front Royal and Holdings is a corporation duly organized, validly existing and in good standing under the laws of North Carolina. All Material Front Royal Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, as set forth in Schedule 6.11. Each of Front Royal, Holdings and the Material Front Royal Subsidiaries has all requisite corporate power and authority to conduct its business as currently conducted and to own or lease and to operate its properties. Each of Front Royal, Holdings and the Material Front Royal Subsidiaries is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted would not reasonably be likely to have a material adverse effect on the properties, business, results of operations, or financial condition of Front Royal or Front Royal and its Subsidiaries taken as a whole.

         6.2 Capitalization of Buyer. The authorized capital stock of Front Royal is set forth on Schedule 6.2 of the Buyer Disclosure Schedule. All outstanding shares of capital stock of Front Royal have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 6.2 of the Buyer Disclosure Schedule, and except for any of the following exercisable by or in favor of Front Royal or another Subsidiary of Front Royal, there are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of Front Royal or any of the Material Front Royal Subsidiaries (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of Front Royal or any of the Material Front Royal Subsidiaries (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of Front Royal or any of the Material Front Royal Subsidiaries, or (iii) participate in the equity, income or election of directors or officers of Front Royal or any of the Material Front Royal Subsidiaries. Except as set forth in Schedule 6.2 of the Buyer Disclosure Schedule, there are no proxies, voting trusts or other agreements or understandings to which Front Royal or any of the Material Front Royal Subsidiaries is a party with respect to the voting of any voting securities of Front Royal or any of the Material Front Royal Subsidiaries. Holdings is an indirect wholly owned Subsidiary of Front Royal.

         6.3 Authority, Validity and Enforceability as to Buyer. Each of Front Royal and Holdings has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions required of it contemplated hereby. The execution, delivery and performance by Front Royal and Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Front Royal and Holdings. No other action or proceeding on the part of Front Royal or Holdings is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Front Royal and Holdings, and constitutes a legal, valid and binding obligation of Front Royal and Holdings, enforceable in accordance with its terms.

         6.4 No Violation or Breach by Buyer. The execution, delivery and performance of this Agreement by Front Royal and Holdings does not, and the consummation of the transactions required by Buyer contemplated hereby, will not (with or without the giving of notice or lapse of time or both):

                  (a) violate or require any consent or approval under, any provision of the Articles of Incorporation or bylaws of Front Royal or Holdings;

                  (b) except as set forth in Section 6.5, violate or result in a default of, or require any consent or approval under any agreement, policy, instrument, contract, commitment, license, franchise, permit or trust to which Front Royal, Holdings or any of the Material Front Royal Subsidiaries is a party or is otherwise subject, except for such violations or breaches which would not reasonably be likely to have a material adverse effect on the properties, business, results of operations, or financial condition of Front Royal or of Front Royal and its Subsidiaries taken as a whole;

                  (c) violate or result in a default of, or require any consent or approval under, any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority to which Front Royal or any of the Material Front Royal Subsidiaries is a party or otherwise subject; or

                  (d) result in any Lien upon any properties, assets, business or agreements of Front Royal or any of the Material Front Royal Subsidiaries howsoever arising, except for such Liens which would not have a material adverse effect on the properties, business, results of operations or financial condition of Front Royal or of Front Royal and its Subsidiaries, taken as a whole.

         6.5 Consents. Except as set forth on Schedule 6.5 of the Buyer Disclosure Schedule, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by Front Royal or any of its Subsidiaries, in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         6.6 Issuance of Purchase Shares. Upon issuance in accordance with the terms of this Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable. The Purchase Warrants, when delivered at the Closing in accordance with this Agreement will be duly authorized and executed on behalf of Front Royal and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency and laws affecting creditors rights generally and subject to limitations on the ability to obtain equitable relief. The shares of Class A Common Stock issuable on exercise of the Purchase Warrants, when issued in accordance with the terms of the Purchase Warrants and upon payment of the exercise price therefor, will be duly authorized, validly issued, fully paid and nonassessable. As of the Closing Date Front Royal shall have reserved for issuance on exercise of the Purchase Warrants sufficient shares of Class A Common Stock for issuance on exercise of the Purchase Warrants.

         6.7 Acquisition for Investment. Holdings is acquiring the Seller Shares for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act. Buyer acknowledges that the offer and sale of the Seller Shares pursuant hereto are intended to be exempt from the Securities Act pursuant to Section 4(1) thereof, and that the Seller Shares may not be resold or otherwise transferred except (a) pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws, and (b) with approval of all necessary authorities under applicable insurance laws.

         6.8 Litigation. Except as set forth on Schedule 6.8 of the Buyer Disclosure Schedule, there is no action, proceeding, investigation or claim pending or, to the best knowledge of Front Royal, threatened against or affecting Front Royal or any of the Material Front Royal

Subsidiaries or their respective assets before any court or governmental or regulatory authority or body that, if adversely determined, would have a material adverse effect on Front Royal or on Front Royal and its Subsidiaries taken as a whole or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto. There is no state of facts, and to the best knowledge of Front Royal, there has occurred no event or group of related events, that would form the basis of any claim against Front Royal or any of the Material Front Royal Subsidiaries for liability on account of breach of a contract, violation of statute or regulation, or otherwise in connection with the performance of any contract or the conduct of its or the Material Front Royal Subsidiaries' respective businesses that, if adversely determined, would have a material adverse effect on Front Royal or on Front Royal and its Subsidiaries taken as a whole or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as set forth on Schedule 6.8 of the Buyer Disclosure Schedule, with respect to claims against any of Front Royal or the Material Front Royal Subsidiaries made under or in connection with insurance policies issued by Front Royal or its Subsidiaries, there are no claims pending or to the knowledge of Buyer threatened as to which liability in excess of applicable coverage limits has been asserted against any of Front Royal or any of the Material Front Royal Subsidiaries, and there are no claims pending or to the knowledge of Buyer threatened for bad faith or for punitive damages.

         6.9 No Brokers. Buyer has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

         6.10 Initial Public Offering. Front Royal intends to consummate an initial public offering of its common stock, or otherwise cause the Class A Common Stock to be listed for trading on a national securities exchange and to be registered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the Closing Date, subject to fiduciary responsibilities and obligations of Front Royal's Board of Directors to Front Royal's shareholders and subject to market conditions.

         6.11 Subsidiaries. The Subsidiaries of Front Royal, and of each such Subsidiary, are listed on Schedule 6.11 of the Buyer Disclosure Schedule.
Schedule 6.11 identifies the jurisdiction of incorporation of each such Subsidiary and identifies which of such Subsidiaries are Material Front Royal Subsidiaries.

         6.12 Compliance with Other Instruments and Laws. None of Front Royal or the Material Front Royal Subsidiaries is in violation of any term of its charter or by-laws and none of Front Royal or the Material Front Royal Subsidiaries is in violation of any contract, judgment, decree, order, Law, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except for such violations that would not have a material adverse effect on Front Royal or on Front Royal and its Subsidiaries taken as a whole.

         6.13 Absence of Certain Changes. Except as set forth on Schedule 6.13 of the Buyer Disclosure Schedule, since June 30, 1997, none of Front Royal or any of the Material Front Royal Subsidiaries has:

                  (a) issued, sold or delivered or agreed to issue, sell or deliver any shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchanged for such capital stock, except for the transactions contemplated by this Agreement;

                  (b) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business or in connection with the financing of transactions contemplated hereby or arising pursuant to this Agreement and the agreements related hereto;

                  (c) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible, except in the ordinary course of business;

                  (d) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except in the ordinary course of business;

                  (e) declared, made, paid or set apart any sum for any dividend or other distribution to its shareholders or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

                  (f) forgiven or cancelled any debts or claims or waived any rights of material value;

                  (g) conducted its business or entered into any transaction (other than the transactions contemplated by this Agreement) other than in the ordinary course of business;

                  (h) granted any rights or licenses under any of its trade names or, other than in the ordinary course of business, entered into general agency arrangements;

                  (i) changed any method of accounting or accounting policies or procedures, or policy with respect to Reserves, other than as required by SAP, GAAP or applicable Law, or changed its manner of application of any such method or policy;

                  (j) been sued by or, to the best knowledge of the Buyer, threatened with any suit by, any employee or former employee;

                  (k) changed its premium rate structure in any material respect, its insurance underwriting policies, its reinsurance arrangements or, in any material respect its insurance products;

                  (l) suffered or experienced any change in relations with or material loss of any material employees or customers; or

                  (m) changed its policies, or its manner of application of its policies, regarding the establishment or determination of Reserves, including case, IBNR, LAE and ULAE reserves; or

                  (n) agreed to take any action described in clauses (a) through (m).

         6.14 Financial Statements. (a) Front Royal has delivered to the Sellers (i) audited consolidated and consolidating balance sheets and statements of income, changes in stockholder's equity and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1995 (the "Buyer Audited Financial Statements"), and (ii) unaudited balance sheets and statements of income, and changes in stockholder's equity as of and for the six month period ended June 30, 1997 (the "Buyer Unaudited Financial Statements" and together with the Buyers Audited Financial Statements, the "Buyer Financial Statements."). The Buyer Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of Buyer as of such dates and the results of operations of Buyer for such periods, and are consistent with the books and records of Buyer (which books and records are correct and complete); provided, however, that the Buyer Unaudited Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         6.15 Licenses and Permits. Each of Front Royal and each of the Material Front Royal Subsidiaries, to the extent necessary, has all licenses, permits and other governmental authorizations, registrations and approvals required to conduct its business ("Buyer Permits") in each of the jurisdictions listed on Schedule 6.15 of the Buyer Disclosure Schedule. Front Royal and the Material Front Royal Subsidiaries are duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on Schedule 6.15 of the Buyer Disclosure Schedule. Except as set forth on Schedule 6.15 of the Buyer Disclosure Schedule, all such Buyer Permits are owned by Front Royal or such Subsidiary, are in full force and effect and none of Front Royal or any of the Material Front Royal Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $20,000, singly or in the aggregate, or in the suspension, revocation or limitation on any such Buyer Permit, and to the best knowledge of Front Royal, there is no basis for any such fine, penalty, suspension, revocation or limitation. Front Royal and the Material Front Royal Subsidiaries, as applicable, possess the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by it in each jurisdiction set forth on Schedule 6.15.

         6.16 Insurance Regulatory Filings. (a) Since January 1, 1992, Front Royal and the Material Front Royal Subsidiaries, to the extent required to do so, have filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to all federal, state or local governmental authorities with jurisdiction over them except where the failure to file would not have a material adverse effect on Front Royal or on Front Royal and its Subsidiaries taken as a whole. Front Royal has furnished to the Sellers copies of all reports of examinations (whether financial, market conduct or other) issued by all state insurance regulatory authorities in respect of Front Royal and the Material Front Royal Subsidiaries since January 1, 1992 or, in the case of Subsidiaries, such later date Buyer acquired such Subsidiary. Except as set forth on Schedule 6.16 of the Buyer Disclosure Schedule, no deficiencies material to the financial condition or operations of Front Royal or its Subsidiaries have been asserted by any state insurance regulatory authority with respect to any reports or filings made by or on behalf of Front Royal or any Material Front Royal Subsidiary since January 1, 1992. Front Royal has supplied the Sellers with copies of all written responses submitted on behalf of Front Royal and the Material Front Royal Subsidiaries since January 1, 1992, in respect of any report or examination (whether financial, market conduct or other) of Front Royal and its Subsidiaries by any state regulatory authority.

                  (b) The foregoing representations and warranties in Section 6.16(a) are limited as follows: Sellers understand that Front Royal acquired certain of the Material Front Royal Subsidiaries after January 1, 1992. Such representations and warranties are limited with respect to any such Material Front Royal Subsidiary: (i) to the period following the date Front Royal acquired such Material Front Royal Subsidiary, (ii) to the best knowledge of Front Royal for any period prior to such acquisition, and (iii) with respect to any period prior to the acquisition by Front Royal of such Material Front Royal Subsidiary, to the extent Front Royal obtained representations and warranties from the sellers in connection with such acquisition, but subject to any limitations on and qualifications to such representations and warranties and survival periods applicable thereto.

         6.17 Reserves. Front Royal hereby represents and warrants that the Reserves in respect of the insurance business of the Material Front Royal Subsidiaries established or reflected in the September 30, 1997 Quarterly Statutory Statements for such Subsidiaries (a) were determined in accordance with the requirements specified in the related insurance or reinsurance contracts in all material respects, (c) meet the requirements of the insurance laws of each applicable jurisdiction in all material respects, and (d) were established consistent with the policies and procedures historically employed by the Front Royal Material Subsidiaries without alteration.

         6.18 Undisclosed Liabilities. None of Front Royal or any of the Material Front Royal Subsidiaries has any liability, fixed, contingent, liquidated, unliquidated or otherwise (and to the knowledge of Front Royal there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of Front Royal or any Material Front Royal Subsidiary giving rise to any liability), except for (i) liabilities disclosed in the Buyer Financial Statements or in the statutory statements of the Material Front Royal Subsidiaries heretofore delivered to Sellers, including the notes and schedules thereto, (ii) liabilities which have arisen after the date of the Buyer Unaudited Financial Statements in the ordinary course of business (none of which results from, or arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (iii) liabilities disclosed in Schedule 6.18 of the Buyer Disclosure Schedule, (iv) liabilities which do not, individually or in the aggregate, have a material adverse effect on the properties, business, results of operations, or financial condition of Front Royal or of Front Royal and its Subsidiaries, taken as a whole.

         6.19 Charter Documents and Bylaws. Buyer has heretofore made available to the Sellers true and complete copies of the articles of incorporation and bylaws as in effect on the date hereof of each of Front Royal, Holdings and each of the Material Front Royal Subsidiaries.

         6.20 Disclosure. None of the Buyer's representations and warranties contained in this Agreement or in any other agreement delivered or to be delivered by or on behalf of Buyer in accordance with the terms of this Agreement, any Schedule included in the Buyer Disclosure Schedule, or any certificates delivered or to be delivered by the Buyer in accordance with the terms hereof contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact the disclosure of which is necessary in order for the statements contained herein or therein not to be misleading in any material respect.

                                   ARTICLE 7

                      CERTAIN MATTERS PENDING THE CLOSING

         With respect to any representation by or obligation of PNIC in this
Article 7, or in any other Article or Section of this Agreement, PNFC shall be deemed to be making such representation on behalf of PNIC or agreeing to cause PNIC to undertake such obligation. With respect to any representation by or obligation of any Subsidiary of Front Royal, and with respect to any obligation of PNIC after the Closing Date, in this Article 7 or in any other Article or Section of this Agreement, Front Royal shall be deemed to be making such representation on behalf of such Subsidiary or agreeing to cause such Subsidiary or, after the Closing, PNIC to undertake such obligation.

         7.1 Carry on in Regular Course. (a) Except as provided in this Agreement, between the date hereof and the Closing Date each Company shall, unless Buyer shall otherwise consent, which consent shall not be unreasonably withheld:

                  (i) carry on its respective business in the ordinary course and substantially in the same manner as heretofore carried on, including, without limitation, collecting all receivables and paying all payables in accordance with its past practices;

                  (ii) use its best efforts to preserve its respective properties, business, and relationships with its respective clients and customers;

                  (iii) not (A) change its premium rate structure in any material respect, its insurance underwriting policies or its insurance products; (B) change its methods or practices with respect to establishing or maintaining Reserves from historical practices; or
         (C) alter its reinsurance policies or modify or amend any of its reinsurance agreements;

                  (iv)  not appoint any new agents;

                  (v)   not make any rate filings;

                  (vi)  not create any new Subsidiaries;

                  (vii) not hire or appoint any new officers or directors;

                  (viii) not enter into any new employment agreements or amend any existing employment agreements, and not cause any persons to become employed by or engaged as consultants to PNIC;

                  (ix) not allow any of the insurance coverages referred to in
         Section 5.24 to lapse or otherwise cease to be in effect, except to the extent such insurance relates solely to the Wycon Excluded Assets, the Americlaim Excluded Assets, or the Unamark Excluded Assets;

                  (x)  not dispose of any material asset; and

                  (xi) not make, declare or pay any dividend or distribution on any shares of capital stock of any of the Companies except that
         (A) if the GAAP Book Value of PNIC is greater than $40,000,000 as at any date prior to the Closing, PNFC may cause PNIC to distribute by way of dividend such amount in excess of $40,000,000; and (B) Wycon and Unamark shall be able to make S-Corporation distributions to their stockholders of earnings for the period ended December 31, 1997 and for the period ended as at the Closing Date in accordance with each of their past practices.

Between the date of this Agreement and the Closing Date, each Seller will advise Buyer promptly in writing of any material adverse change, or any event or circumstance that is reasonably likely to result in a material adverse change, in the properties, business, results of operations, condition (financial or otherwise) or affairs of any Company.

                  (b) Between the date of this Agreement and the Closing date Front Royal and the Material Front Royal Subsidiaries will continue to conduct their business substantially as presently conducted and will advise the Sellers promptly in writing of any material adverse change, or in any event or circumstance that is reasonably likely to result in a material adverse change, in the properties, business, results of operations, or financial condition of Front Royal or on Front Royal and its Subsidiaries, taken as a whole.

         7.2 Indebtedness. Between the date of this Agreement and the Closing Date, without the prior written consent of Buyer, none of the Companies shall:

                  (a) create, incur or assume any indebtedness for borrowed money;

                  (b) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets other than Permitted Liens; or

                  (c) create or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.

         7.3 Issuance of Stock. Between the date of this Agreement and the Closing Date, PNIC shall not issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class of PNIC.

         7.4 Compensation. Between the date of this Agreement and the Closing Date, except as specifically disclosed in the Seller Disclosure Schedules, no Company shall grant any increases in the salaries and wages or increases in commission schedules of any Employee (other than increases that do not exceed $5,000 per annum to any Employee), institute any new employee benefits with respect to such Employees or amend any Employee Plans to increase benefits, in each case without the written consent of Buyer.

         7.5 Compliance with Law. Between the date of this Agreement and the Closing Date, Front Royal and the Material Front Royal Subsidiaries, and each Company shall use its respective best efforts to comply in all material respects with all applicable Law and with all orders of any court or of any federal, state, municipal or other governmental department.

         7.6 Access to Information. (a) At Buyer's expense, Buyer and its authorized agents, officers and representatives, for the purpose of confirming the representations and warranties contained in Article 5 and for other purposes reasonably related to the transactions contemplated hereby, shall have reasonable access to the properties, books, records, contracts, information and documents of each Company; provided, however, that such examinations and investigations, (i) shall be conducted during normal business hours, (ii) shall not unreasonably interfere with any of their operations and activities; (iii) shall be germane to rights or obligations arising out of this Agreement, the operations of the Companies prior to the Closing Date or to the transactions prior to the Closing Date; (iv) shall be conducted only in the presence of a designated representative of Sellers, as appropriate; and
(v) shall be subject to prior approval if the information or documents requested are, in the reasonable opinion of an officer of PNFC , of a nature that may compromise the competitive position of Sellers. Each Seller and PNIC shall cooperate in all reasonable respects with Buyer's examinations and investigations. Buyer shall maintain all information regarding the Companies in complete confidence and shall not disclose such information to any person, provided, however, Buyer shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by Buyer, (y) is or becomes available to Buyer on a nonconfidential basis from a source other than the Sellers or PNIC or (z) Buyer or any of its Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena. The Sellers, Stephen Weicholz and PNIC acknowledge and agree that nothing in this Section 7.6 shall be deemed to release Sellers or Stephen Weicholz from any of their representations or warranties under this Agreement.

                  (b) Sellers shall permit Ernst & Young to conduct a review and, at the election of Buyer, an audit, of the financial statements of PNIC and Sellers as at and for the three month period ended March 31, 1998 and as at and for any other period ending at or prior to the Closing Date. Sellers shall permit Tillinghast, Buyer's actuarial consultants, to review the estimates of Reserves of PNIC as at December 31, 1997, as at March 31, 1998 and as at the Closing Date. Sellers and PNIC shall cooperate fully in such reviews and audit. Such reviews and audit shall be at the expense of Buyer.

                  (c) At the Sellers' expense, the Sellers and their authorized agents, officers and representatives, for the purpose of confirming the representations and warranties contained in Article 6 and for other purposes reasonably related to the transactions contemplated hereby, shall have reasonable access to the properties, books, records, contracts, information and documents of Front Royal and its Subsidiaries; provided, however, that such examinations and investigations, (i) shall be conducted during normal business hours; (ii) shall not unreasonably interfere with any of Front Royal's or its Subsidiaries' operations and activities; (iii) shall be germane to the rights or obligations arising out of this Agreement or the operations of Front Royal and the Material Front Royal Subsidiaries prior to the Closing Date; (iv) shall be conducted only in the presence of a designated representative of Buyer; and (v) shall be subject to prior approval if the information or documents requested are, in the reasonable opinion of an officer of Front Royal, of a nature that may compromise the competitive position of Front Royal or any of its Subsidiaries. Buyer shall cooperate in all reasonable respects with the Sellers' examinations and investigations. The Sellers shall maintain all information regarding Buyer and its Subsidiaries in complete confidence and shall not disclose such information to any person provided, however, the Sellers shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by the Sellers, (y) is or becomes available to the Sellers on a nonconfidential basis from a source other than Buyer or its Subsidiaries or (z) the Sellers or any of their Affiliates are required to disclose pursuant to applicable law, rule, regulation or subpoena. Buyer acknowledges and agrees that nothing in this Section 7.6 shall be deemed to release Buyer from any of its representations or warranties under this Agreement.

                  (d) The provisions of Sections 7.6(a) and 7.6(c) shall survive the Closing for a two year period.

         7.7 Cooperation; Reasonable Efforts. Each of the Parties will use his or its best efforts to the extent commercially reasonable to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in

Article 8 and Article 9), provided, however, that nothing contained in this Agreement shall require the Sellers or Stephen Weicholz to contribute additional capital to PNIC to cause the conditions set forth in Section 8.12 or 8.16 to be satisfied.

         7.8 Regulatory Filings. Buyer and the Sellers and PNIC will cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated under this Agreement. Each of the parties hereto agrees to make all required regulatory filings promptly after the date hereof and to diligently pursue compliance with the Florida Code. Buyer promptly will furnish to the Sellers copies of the filings with the Florida Department and all correspondence with the Florida Department with respect thereto.

         7.9 Consents. Buyer and each Seller and PNIC shall diligently pursue obtaining consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         7.10 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Sellers and PNIC and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Sellers and Buyer.

         7.11 No Solicitation. None of Sellers or PNIC shall, after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 12.1 hereof, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any of the Companies or any business combination with or involving any of the Companies, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

         7.12 Discussions with Florida Department. None of the Sellers, PNIC or any of their respective Affiliates, officers, directors, partners, employees, agents or representatives shall, from and after the date hereof, initiate communications or contact whatsoever, whether telephonic or in-person or otherwise, with the Florida Department regarding any aspect of this Agreement or any of the transactions contemplated hereby, without providing to Buyer the reasonable opportunity for an officer or representative of Buyer to participate therein. Sellers shall promptly advise Buyer of any contact or communication received by any of Sellers or PNIC from the Florida Department with respect to the transactions contemplated hereby and shall promptly furnish to Buyer copies of all filings with the Florida Department and all correspondence with the Florida Department with respect thereto.

         7.13 Articles and Bylaws. The Sellers and PNIC covenant and agree that, between the date of this Agreement and the Closing Date, none of the Companies shall amend their Articles or Certificates of Incorporation or bylaws or merge or consolidate with or into any other corporation or other entity. Front Royal covenants and agrees that it shall not amend its Articles of Incorporation or bylaws or merge or consolidate with or into any other corporation or entity.

         7.14 PNIC Business. PNFC hereby represents, warrants and covenants that since June 30, 1997, and prior to the Closing Date, all of PNIC's outstanding payables and receivables have been, and will be, settled in the ordinary course of business in a timely manner consistent with the historic practices of PNIC, and that all business written by PNIC has conformed, and will conform, to the underwriting and pricing guidelines in place at PNIC on the date of this Agreement. PNFC hereby covenants that, until the earlier of the Closing or termination of this Agreement pursuant to Section 12.1, except for any dividend permitted by Section 7.1(a)(xi), PNIC shall not pay any dividends to any holders of PNIC's capital stock without the prior written consent of Buyer.

                                   ARTICLE 8

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 8.7 [Regulatory Approvals] and 8.10 [HSR], may be waived by Buyer):

         8.1 Compliance with Agreement. The Sellers shall have performed and complied in all material respects with all of their respective obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

         8.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken by the Sellers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and the Sellers shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

         8.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.4 Representations and Warranties. The representations and warranties made by the Sellers in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties have been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date. The parties acknowledge and confirm that if any representation and warranty made in this Agreement is not true and correct at any time after the date hereof and prior to the Closing Date, but is true and correct on the Closing Date, then the condition set forth in this Section 8.4 shall have been met.

         8.5 Agreements. The following agreements shall have been duly and validly executed and delivered by the parties thereto and shall be in full force and effect:

                  (a) the Employment Agreements (which the parties confirm shall be executed and delivered concurrently with the execution and delivery of this Agreement);

                  (b) the Non-Compete Agreement;

                  (c) the Britamco Runoff Agreement;

                  (d) the Registration Rights Agreement;

                  (e) the Relationship Agreements (which the parties confirm have been executed and delivered prior to the execution and delivery of this Agreement);

                  (f) the Assumption Agreements;

                  (g) the Bills of Sale; and

                  (h) such additional instruments of conveyance and assignment and assumption agreements as Buyer may determine to be reasonably necessary to transfer the Seller Assets to Buyer.

         8.6 Additional Deliveries at Closing. Sellers shall have, or shall cause to have, delivered to Buyer the Opinion of Sellers' Counsel, the Sellers' Closing Certificates, and the Preliminary Calculations Certificate, each duly executed and delivered and dated as of the Closing Date. PNFC shall deliver to Buyer certificates representing the PNIC Shares, accompanied by stock powers or other instruments of transfer duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens, except as permitted by Section 4.1(c)(i).

         8.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies, including, without limitation, the Florida Department, with jurisdiction over any of the Sellers or Buyer to permit the transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Buyer).

         8.8 Consents. There shall have been obtained written consents with respect to any Contract, and any material agreement to which Front Royal or any of its Subsidiaries is a party, which requires any third party consent due to the consummation of the transactions contemplated by this Agreement, including, without limitation, the consent of Connecticut Indemnity Company.

         8.9 Directors and Officers. Each member of the Board of Directors and each officer of PNIC shall have resigned from such positions effective on the Closing Date. Each person who is a signatory to any bank, brokerage, custody or other accounts of PNIC shall have resigned such authority.

         8.10 Waiting Periods. All applicable waiting periods under Section 7A of the Clayton Act and the HSR Act and the rules and regulations thereunder shall have expired without indication from the Federal Trade Commission or the United States Justice Department that the transactions contemplated hereby may be consummated only upon terms which differ adversely from the description of the transaction set forth in any filing made on behalf of Buyer or Sellers for any governmental approval.

         8.11 Books and Records. The Sellers shall have delivered to Buyer all minute books, stock records and other corporate and financial records of PNIC.

         8.12 Direct Written Premiums of PNIC. Direct written premiums at PNIC during 1997, as set forth on the statutory financial statements of PNIC for the year ending December 31, 1997, shall be at least $46,000,000.

         8.13 Britamco Business. Britamco shall have written no new business and no renewal business with effective dates subsequent to July 1, 1997.

         8.14 Audited Financial Statements. Sellers shall have delivered to Buyer financial statements for PNIC; and for PNIC, Wycon, Unamark and Americlaim on a combined basis, in each case in form suitable for filing with the Securities and Exchange Commission and covering the fiscal years ended December 31, 1997, in each case prepared in accordance with GAAP (and in accordance with SAP, in the case of PNIC) and past practices of the Sellers and certified by independent certified public accountants acceptable to Buyer. All costs of preparation, audit and certification of such financial statements shall be borne by Sellers.

         8.15 Statutory Statements. PNFC shall have delivered to Buyer annual statutory convention statements of PNIC for the year ended December 31, 1997, as filed with the Florida Department pursuant to the Florida Code, and as audited by Delolitte & Touche, including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with such statutory statements; the quarterly statutory convention statements of PNIC for the three month period ended March 31, 1998, as filed with the Florida Department; and, if filed with the Florida Department prior to the Closing Date, the quarterly statutory convention statements of PNIC for the six months ended June 30, 1998.

         8.16 Book Value of PNIC. As at the Closing Date, the GAAP Book Value of PNIC shall be not less than $30,000,000.

         8.17 Officers Certificate. Each Seller shall deliver to Buyer a Sellers' Officers Certificate dated the Closing Date executed by such Seller's Chief Executive Officer and Chief Financial Officer stating that such Seller has complied and is in compliance with all of the foregoing conditions applicable to it as of the Closing Date.

                                   ARTICLE 9

                            CONDITIONS PRECEDENT TO
                        THE OBLIGATIONS OF THE SELLERS

         Each and every obligation of each of the Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 9.7 [Regulatory Approvals] and 9.9 [HSR] may be waived by the Sellers):

         9.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

         9.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Sellers and their respective counsel, and Buyer shall have made available to the Sellers for examination the originals or true and correct copies of all documents that the Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

         9.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.4 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date. The parties acknowledge and confirm that if any representation and warranty made in this Agreement is not true and correct at any time after the date hereof and prior to the Closing Date, but is true and correct on the Closing Date, then the condition set forth in this Section 9.4 shall have been met.

         9.5 Agreements. The following agreements shall have been duly and validly executed and delivered by the parties thereto and shall be in full force and effect:

                  (a) the Employment Agreements (which the parties confirm shall be executed and delivered concurrently with the execution and delivery of this Agreement);

                  (b) the Non-Compete Agreement;

                  (c) the Britamco Runoff Agreement;

                  (d) the Assumption Agreements; and

                  (e) the Registration Rights Agreement.

         9.6 Additional Deliveries at Closing. Buyer shall have, or shall cause to have, delivered (a) the Purchase Price and Additional Escrow Amount in accordance with Articles 3 and 4, including certificates representing the Purchase Shares, with all required transfer taxes or stamps paid for or affixed thereto, and the Purchase Warrants, in each case free and clear of all Liens except as permitted by 4.1(b)(ii) and (iii), and (b) the following documents, each duly executed and delivered and dated as of the Closing Date:
(i) the Opinions of Buyer's Counsel, and (ii) Buyer's Closing Certificate.

         9.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies and from any foreign regulatory agencies, in either case with jurisdiction over any of the Sellers or Buyer to permit the transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to the Sellers).

         9.8 Consents. There shall have been obtained written consent with respect to any Contract, and any material agreement to which Front Royal or any of its subsidiaries is a party, which requires any third party consent due to the consummation of the transactions contemplated by this Agreement.

         9.9 Waiting Periods. All applicable waiting periods under Section 7A of the Clayton Act and the HSR Act and the rules and regulations thereunder shall have expired without indication from the Federal Trade Commission or the United States Justice Department that the transactions contemplated hereby may be consummated only upon terms which differ adversely from the description of the transaction set forth in any filing made on behalf of Buyer or Sellers for any governmental approval.

         9.10 The Dividend. If PNIC is allowed to pay a dividend pursuant to
Section 7.1(a)(xi), then all required authorizations, registrations and approvals from applicable regulatory agencies or third parties shall have been obtained for PNIC to make the dividend and the dividend shall have been paid in accordance with the terms of this Agreement.

         9.11 Officers Certificate. Buyer shall deliver to the Sellers the Buyer's Closing Certificate dated the Closing Date executed by each of Front Royal's and Holdings' Chief Executive Officer and by Front Royal's Chief Financial Officer stating that Buyer has complied and is in compliance with all of the foregoing conditions applicable to it as of the Closing Date.

                                  ARTICLE 10

                  CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

         10.1 Employee Benefit Plan Matters. (a) The Sellers, PNIC and the Employee Plans shall remain responsible for any employee benefits earned or accrued on or before the Closing Date and for any liabilities arising out of the operation of the Employee Plans on or before the Closing Date. Buyer shall have no responsibility or obligation under or to or arising out of the Employee Plans or to any participant or beneficiary thereunder.

                  (b) None of Front Royal or any of its Subsidiaries or Affiliates shall be obligated to offer employment to any of the Employees of Americlaim, Unamark or Wycon. In the event Buyer or any Affiliate of Buyer offers employment to any such Employee, Buyer shall cause (i) each such Employee employed by Buyer or Affiliate thereof ("Hired Employees") to be immediately eligible for participation in the Buyer's or Affiliate's, as the case may be, medical, life, disability, or similar employee welfare benefit plans ("Buyer's Welfare Plans"), (ii) preexisting condition rules under Buyer's Welfare Plans shall be waived, and (iii) application of deductibles under Buyer's health insurance plan shall take into account the status of each Hired Employee (and his or her eligible dependents) under deductible rules of the Employee Plans as of the date immediately preceding the Hired Employee's employment with Buyer.

                  (c) Buyer shall cause Hired Employees to be credited with service for employment with the Companies for vesting and eligibility purposes under Buyer's qualified retirement plans. Buyer shall take all actions reasonably necessary to provide that Hired Employees can rollover Sellers' qualified plan distributions to Buyer's qualified plans.

                  (d) Buyer agrees that it shall offer to all Employees who are not Hired Employees (the "Non-Hired Employees") and their respective "qualified beneficiaries" within the meaning of Section 607(3) of ERISA, and to each former employee of any of the Companies who is as at the Closing Date participating in the Sellers' health insurance plans pursuant to COBRA (the "COBRA Participants") and their respective "qualified beneficiaries," the opportunity to participate in Buyer's health insurance plan upon the Buyer's plan's terms and conditions implementing COBRA as though (i) in the case of each Non-Hired Employee, the Non-Hired Employee experienced a "qualifying event" under Section 603(2) of ERISA as of the Closing Date, and (ii) in the case of each COBRA Participant, the qualifying event rendering him or her eligible for COBRA under Sellers' plan took place at a time when he or she was covered by Buyer's plan.

                  (e) Sellers shall provide to Buyer such records concerning the Employee Plans as Buyer may reasonably require to administer Buyer's Welfare Plans with respect to the Hired Employees, the Non-Hired Employees and the COBRA Participants. Sellers' obligations hereunder shall survive the Closing.

         10.2 Confidentiality. Following the Closing, the Sellers shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of PNIC and Sellers may disclose such information only upon receipt of prior written consent from Buyer or if such disclosure is required (a) in connection with the filing of any state or federal income tax returns of any Seller, (b) in connection with filings made with the Florida Department, the Securities and Exchange Commission or any national securities exchange, (c) by order of any judicial or administrative authority or (d) as may be required under reinsurance or similar agreements to which PNIC is a party.

         10.3 Use of Names. From and after the Closing Date, none of the Sellers nor their respective Affiliates shall use the names "Preferred National Insurance," "Unamark," "United American" or "Wycon" or any names similar thereto or variants thereof, except that Sellers and their Affiliates may continue to use the names "Wycon" and "United American," and the complete corporate names of Wycon and Unamark, solely in connection with the runoff of Britamco's business and the winding-up of business of Wycon, Unamark and Americlaim. In the case of the "Wycon" name, such use shall be limited in time to a thirty six month period following the Closing Date. Sellers shall use reasonable efforts to avoid confusion with the business of Buyer arising out of the continued use of such names by Sellers. At or promptly after the Closing, PNFC shall change its corporate name to eliminate the use of the phrase "Preferred National."

         10.4 Non-Solicitation of Employees. The Sellers hereby agree that for a period commencing on the Closing Date and ending two years thereafter, neither they, nor any of their Affiliates shall solicit for employment by them or any of their Affiliates any employees of Front Royal or any of its Subsidiaries or of PNIC, or any Hired Employees, other than as provided or contemplated in the Britamco Runoff Agreement.

         10.5 Initial Public Offering. Front Royal hereby covenants that it will as soon as practicable following the Closing Date, subject to the exercise by Front Royal's Board of Directors of its fiduciary responsibilities and obligations to Front Royal's shareholders and subject to market conditions, consummate an initial public offering of its common stock or otherwise cause the Class A Common Stock to be listed for trading on a national securities exchange and to be registered under the Securities Exchange Act of 1934, as amended.

         10.6 Britamco Business. Britamco, or any successor thereof, shall write no new business with effective dates after the date of this Agreement and, following the Closing, the business of Britamco shall be conducted in accordance with the terms of the Britamco Runoff Agreement.

         10.7 Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

                  (a) Tax Periods Ending on or Before the Closing Date. PNFC shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for PNIC for all periods ending on or prior to the Closing Date which are filed after the Closing Date. PNFC shall be responsible for the payment of any federal, state, local or foreign income taxes of PNIC for all periods ending on or before the Closing Date, if not previously paid or accrued on the Final Closing Balance Sheet. None of Buyer, any member of the affiliated group of which Buyer is a member (the "Buyer Group") or PNIC shall be required to reimburse either Seller or any other person for any such taxes; and PNFC shall indemnify and hold Buyer, all other members of the Buyer Group and PNIC harmless from all liabilities for any such taxes (including, without limitation, any additions to tax, penalties and interest). PNFC shall be entitled to any refunds (except any refund resulting from carrybacks from taxable periods beginning after the Closing Date) not heretofore received for taxable periods of PNIC ending on or before the Closing Date. Buyers shall promptly pay, or cause PNIC to pay, to Sellers the amount of any such refund (to which PNFC is entitled hereunder) that is received by PNIC or Buyer; provided, however, that any amount payable in respect of any such refund shall be reduced by the amount of any taxes incurred, and the present value (based on a discount rate of 5%) of any taxes to be incurred, by Buyer, any other member of the Buyer Group or PNIC as a result of the accrual or receipt of the refund.

                  (b) Tax Periods Beginning Before and Ending After the Closing Date.

                                  (i) Income Taxes.  Buyer shall prepare or
cause to be prepared and file or cause to be filed any Tax Returns of PNIC for Tax periods which begin before the Closing Date and end after the Closing Date. Buyers and PNIC, on the one hand, and PNFC, on the other hand, shall each be responsible for the payment of federal, state, local or foreign income taxes for any such period based on the allocation of income and expenses to the periods before and after the Closing Date, respectively, as set forth below. The total federal, state, local or foreign income taxes for the taxable period shall be allocated among Buyer and PNIC, on the one hand, and PNFC, on the other, using the following methodology: PNFC shall be liable (to the extent not previously paid or accrued on the Final Closing Balance Sheet) for an amount equal to such total taxes multiplied by a fraction, the numerator of which is the taxable income of PNIC calculated from the beginning of the period through the Closing Date (based on actual closing of the books of PNIC, or if not feasible, based upon a pro forma closing of the books) and the denominator of which is the total taxable income of PNIC calculated for the entire period; Buyer or PNIC shall be liable for the balance of such federal, state, local or foreign income taxes. Each of Buyer and PNIC, on the one hand, and PNFC, on the other, shall be entitled to all refunds of such taxes based on the foregoing methodology. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date.

                                 (ii) Intangible Personal Property Tax.  At the
Closing Date, PNIC shall have paid or accrued on the Final Closing Balance Sheet its 1998 Florida Intangible Personal Property Tax ("IPPT") obligation. Buyer shall reimburse PNFC for Buyer's pro rata share of the IPPT, based on the number of days of the ownership of the stock of PNIC during 1998.

                           (iii) Tangible Personal Property Tax.     By the
Closing Date, Sellers shall have filed the Tangible Personal Property Tax returns for Wycon, Americlaim and Unamark for the calendar year 1998. Sellers shall pay the Tangible Personal Property Tax obligations for Wycon, Americlaim and Unamark when due. Buyer shall reimburse Sellers for Buyer's pro rata share of the Tangible Personal Property Tax based on the fraction of the calendar year 1998 that Buyer is the owner of the Seller Assets.

                           (iv) Premium Taxes and Fees.  Buyer shall file PNIC's
Insurance Premium Taxes and Fees return (Form DR-908) for the calendar year 1998. PNFC and Buyer agree that Form DR-908 includes various taxes and fees. PNFC shall, within 10 days of the filing of the year end tax return, pay Buyer a portion of the Total Tax Due on line 11 or equivalent line on the 1998
DR-908 (line 11 was the Total Tax Due on the 1997 DR-908) based on a formula whereby the Total Tax Due is multiplied by a fraction, the numerator being the direct written premium from January 1, 1998 through the Closing Date and the denominator being the direct written premium for the 1998 calendar year, unless PNIC had previously paid, or accrued on the Final Closing Balance
Sheet, those taxes. Any amounts due and not paid within said 10 day period shall accrue at the rate of 12% per annum compounded annually. In the event PNIC's Premium Taxes and Fees were overpaid or accrued in excess of the actual tax liability, Buyer shall promptly (and in any event within ten days after the receipt thereof) refund any such excess (net of all applicable income taxes payable on account of such refund) to PNFC and shall pay interest thereon at the rate of 12% per annum, compounded annually, on any amounts not paid within such ten day period.

                  (c)  Cooperation on Tax Matters.

                                  (i) Buyer, PNIC and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
          Section 10.7 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. PNIC and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to PNIC relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, PNIC or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                                 (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving PNIC shall be terminated with respect to PNIC as of the Closing Date and, after the Closing Date, PNIC shall not be bound thereby or have any liability thereunder.

                  (e) Certain Taxes. Buyer shall pay all documentary, stamp and similar taxes incurred in connection with the issuance of the Purchase Shares. All transfer, documentary, sales, use, stamp, registration and other similar Taxes incurred in connection with the sale of the Seller Assets shall be the responsibility of Sellers.

                  (f) Changes to Certain Tax Items of the Companies. Except as may be required by law or as provided in the following sentence or in Section 10.7(g), no amended tax return shall be filed, no change in any tax accounting method shall be made, and no tax election shall be made or revoked by, on behalf of, or with respect to PNIC for any taxable period ending on or before the Closing Date without the express written consent of PNFC, on the one hand, and Buyer, on the other hand.

                  (g) Entitlement to Certain Tax Benefits. PNFC acknowledges that PNIC and Buyer shall be entitled to the tax benefit of any loss, credit or other item of PNIC that has arisen or arises before the Closing Date but cannot be used in a taxable period ending on or before the Closing Date and therefore is reportable in or carried forward to a taxable period ending after the Closing Date. Buyer agrees that (to the extent permissible under applicable law) any loss arising after the Closing Date shall be carried forward only and, if so permitted, then no loss shall be carried back into a taxable period ending on or before the Closing Date.

                  (h) Tax Contests. If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any tax for which any other party hereto may be obligated to indemnify under this Agreement, within ten business days thereafter such party shall give to the others written notice thereof that describes such proposed adjustment in reasonable detail, and shall indicate the amount (estimated, if necessary) of the increase in tax that may be suffered by Buyer, Sellers or PNIC, as the case may be. The failure to give notice pursuant to this Section 10.7(h), however, shall not reduce the obligations of a party hereunder unless, and then only to the extent, such failure prejudices the rights of the other party to contest such tax adjustment. Each Seller, including its duly appointed representatives, shall be responsible for defending against (and shall have the right to negotiate, resolve, settle or contest) any claim for taxes imposed on PNIC made by any taxing authority for any taxable period, or portion thereof, ending on or before the Closing Date; provided, however, that Sellers shall keep Buyer advised of the status (and any change in status) of such claims and may not resolve or settle any such claim for taxes without the consent of Buyer, which consent shall not be unreasonably withheld, provided that if resolution or settlement will result in any adverse tax or other economic consequence to either Buyer or PNIC, such failure to give consent shall not be deemed unreasonable hereunder.

                  (i) Coordination of Benefits. The indemnities provided in this Section 10.7 are in addition to, but not in duplication of, the indemnities provided in Article 11 hereof.

         10.8 Britamco Financial Statements. In connection with the initial public offering referred to in Section 10.5, Front Royal may elect or may be required by the Securities and Exchange Commission (the "SEC") to include in its registration statement historical financial information and financial statements relating to Britamco. In any such event, PNFC shall cooperate with Front Royal in making available such financial information and in the preparation of such financial statements. In the event any such historical financial statements or information relating to Britamco is not currently available in the form requested by Front Royal or required by the SEC, then PNFC shall assist Front Royal in the preparation thereof. Any third-party accounting fees incurred in connection with the preparation of certified financial statements for Britamco on a GAAP basis shall be borne by Front Royal, except that if the SEC requires historical financial statements for Britamco on a GAAP for the fiscal year of Britamco ended December 31, 1997, then the third- party accounting fees incurred in connection with the preparation of such financial statements for the fiscal year ended December 31, 1997 shall be borne by PNFC. The parties confirm that the SEC shall be deemed to have required such financial statements only if (a) a comment letter from the SEC staff regarding the registration statement shall have indicated that such financial statements are or may be required, and (b) Front Royal and its independent auditors shall have made reasonable efforts to persuade the SEC staff that such financial statements are not required under applicable rules and regulations.

                                  ARTICLE 11

                                INDEMNIFICATION

         11.1 Survival of Representations and Warranties. The right to enforce claims for breaches of representations and warranties, of each Seller and Stephen Weicholz, on the one hand, and Buyer, on the other hand, contained in this Agreement and the respective obligations of the parties with respect thereto, shall survive the making of this Agreement, any investigations made by or on behalf of the parties hereto and the Closing Date, and shall continue in full force and effect until the expiration of two years from the Closing Date (except (a) with respect to the representations and warranties contained in Sections 5.19 [Taxes] and 5.22 [Employee Benefit Matters] of the Agreement the remedy for breach of which shall continue in full force and effect until any claims or liabilities with respect thereto shall be barred by the expiration of the applicable statute of limitations or any extensions thereof, and (b) with respect to Section 5.2 and 6.2 [Capitalization] and the indemnification provided pursuant to Sections 11.2(c) and (g) and Sections 11.3(c) and (d), to which there shall be no expiration), at which respective times all such representations and warranties and liabilities shall expire and terminate, except for any claims relating to any specific breaches of any representations or warranties which are asserted in writing on or before the applicable termination date. Each of the parties agrees to give notice to the breaching party of any breach of any such representation, warranty, covenant, or agreement, describing such breach in reasonable detail, as soon as practicable after the discovery thereof; provided, however, that the failure to receive such notice shall not relieve the breaching party from any liability in respect to such breach unless and to the extent that the breaching party shall be prevented from curing such breach solely as a direct result of its failure to receive a timely notice. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

         11.2 Indemnification by Sellers. After the Closing Date and subject to the limitations set forth below, including without limitation the limitations described in Section 11.4, each Seller and Stephen Weicholz, as applicable, agree to and do hereby indemnify and hold Buyer and each of its Affiliates, officers, directors and employees harmless against any claims, suits, losses, expenses, damages, obligations, liabilities (including costs and reasonable attorneys' fees) (hereinafter referred to collectively as "Losses") which result from or are related to any of the following:

                  (a) any breach or failure of such Seller or PNIC (in the case of PNIC, prior to Closing), as applicable, to perform any of its covenants or agreements set forth herein;

                  (b) the inaccuracy of any representation or warranty made herein by such Seller or Stephen Weicholz, as applicable;

                  (c) any liabilities of any Seller except for (i) those liabilities incurred by Buyer pursuant to this Article 11, (ii) liabilities of such Seller that are actually the primary obligations of PNIC and (iii) the Seller Assumed Liabilities;

                  (d) any liabilities of any Seller or PNIC arising prior to the Closing other than (i) with respect to PNIC, those liabilities specifically set forth or provided for in the Statutory Statements or otherwise specifically provided for in this Agreement or disclosed in any Schedule of the Sellers' Disclosure Schedule, (ii) with respect to Wycon, the Wycon Assumed Liabilities, (iii) with respect to Unamark, the Unamark Assumed Liabilities, (iv) with respect to Americlaim, the Americlaim Assumed Liabilities and (v) any liabilities described in Section 5.32(i), (ii), (iii) or (iv) of this Agreement.

                  (e) any Employee Plan or Pension Plan maintained prior to the Closing Date by such Seller or PNIC or maintained at any time by such Seller, including any Losses arising out of any claim that Buyer or any of its Subsidiaries has liability as a successor employer to any of the Sellers;

                  (f) any actions of such Seller or PNIC prior to the Closing Date relating to the Employees or any other persons employed by such Seller or PNIC; or

                  (g) any fines or penalties assessed against any of the Sellers or PNIC for actions engaged in prior to the Closing Date.

         11.3 Indemnification by Buyer. After the Closing Date, and subject to the limitations set forth below, including, without limitation, the limitations described in Section 11.4, Buyer agrees to and does hereby indemnify and hold each Seller and their respective Affiliates, officers, directors and employees harmless against any Losses resulting to such Seller or its Affiliates from any of the following:

                  (a) any breach or failure of Buyer to perform any of its covenants or agreements set forth herein;

                  (b) the inaccuracy of any representations or warranties made by Buyer herein;

                  (c) any liabilities of PNIC relating solely to the operations of PNIC after the Closing Date (provided Sellers are not required to indemnify Buyer for any of such liabilities under this Agreement); or

                  (d) any liabilities referred to in Section 11.2(c)(i), (ii), or (iii), except that with respect to liabilities referred to in Section 11.2(c)(ii), any such indemnification shall be provided solely by PNIC and not by Buyer or any other Affiliate of Buyer.

         11.4 Limitation of Liability. Buyer shall not have any liability to indemnify the Sellers in respect of Losses incurred by Sellers pursuant to
Section 11.3, and Sellers shall not have any liability to indemnify Buyer in respect of Losses incurred by Buyer pursuant to Section 11.2, in either case unless and until the aggregate amount of such Losses exceeds $25,000, in which event the party seeking indemnity may recover the full amount of such Losses, other than the initial $25,000.

         11.5 Notice of Indemnity Claims. If a party intends to assert a claim for indemnification (an "Indemnified Party") under this Article 11 (an "Indemnity Claim"), the Indemnified Party shall provide notice of such Indemnity Claim, to the party from whom indemnification is sought (the "Indemnifying Party") as soon as reasonably practicable and in any event within 30 days after becoming aware of such Indemnity Claim. The failure to receive such notice shall not relieve the Indemnifying Party from any liability in respect of such claim unless and to the extent that the Indemnifying Party shall be prevented from curing such situation as a direct result of its failure to receive timely notice. At the time the Indemnity Claim is made and thereafter, the Indemnified Party shall provide the Indemnifying Party with copies of any materials in its possession describing the facts or containing information providing the basis for the Indemnity Claim. If the Indemnity Claim involves a claim by a third party (a "Third Party Indemnity Claim"), the Indemnifying Party may assume and control at its expense the defense of the claim by the third party, provided that the Indemnifying Party agrees in writing with respect to such Third Party Indemnity Claim that it is obligated hereunder to indemnify and hold the Indemnified Party harmless in accordance with the terms of this Article 11; and provided, further, that the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense. Notwithstanding the foregoing, in the event of a Third Party Indemnity Claim in which an Indemnifying Party and the Indemnified Party are named as co-defendants, the Indemnified Party shall have the right to retain separate counsel and to defend such action, at the expense of the Indemnifying Party, if the Indemnified Party reasonably determines on advice of counsel that (i) there exists a conflict of interest such that the Indemnifying Party and the Indemnified Party cannot be represented by the same counsel, or (ii) there are material defenses available to the Indemnified Party that are separate from those that can be asserted by the Indemnifying Party. The failure of the Indemnifying Party to assume the defense of any such claim shall not affect any indemnification obligation under this Agreement.

         Neither an Indemnified Party nor an Indemnifying Party shall settle a claim, suit, action or proceeding without the consent of the other party, which shall not unreasonably be withheld. A party shall not be liable under this Article 11 for any such settlement effected without its consent. In the event an Indemnified Party fails to consent to a settlement of a Third Party Claim recommended by the Indemnifying Party, then the amount of indemnification payable with respect to such Third Party Claim shall not exceed the amount of such settlement offer plus all Losses incurred with respect to such claim prior to the date the Indemnified Party rejected the settlement offer.

         11.6 Indemnity Amounts to be Computed on After-Tax Basis. The amount of any indemnification payable under any of the provisions of this Article 11 shall be (a) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Indemnified Party (or, where Buyer is the Indemnifying Party, any of the Sellers) by reason of the facts and circumstances giving rise to the indemnification, and (b) increased by the amount of any federal or state income tax required to be paid by the Indemnified Party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

         11.7 Remedies Cumulative. Each indemnified party shall be entitled to the indemnification provided in this Article 11 from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provision at the same time or at any other time.

                                  ARTICLE 12

                                  TERMINATION

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

                  (a) by mutual written consent of Buyer, on the one hand, and the Sellers, on the other hand;


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

                  (b) by Buyer, on the one hand, or the Sellers, on the other hand, if the Closing Date shall not have occurred on or before September 30, 1998 (provided that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose willful or negligent failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing Date to occur on or before such date); or

                  (c) by Buyer, on the one hand, or Sellers, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of the Seller Shares or the Seller Assets and such order, decree, ruling or other action shall have become final and nonappealable.

         12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party to the others, other than the provisions of Articles 11 and 13 of this Agreement, which shall survive any such termination, and any other provision of this Agreement that specifically sets forth that it is to so survive, and other than any liabilities arising as a result of a breach by a party of this Agreement.

         12.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         12.4 Extension; Waiver. At any time prior to the Closing, the parties may (a) by mutual consent extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, any party that knowingly waives any representation, warranty, agreement or condition with respect to another party under subsection (b) and (c) shall thereafter be barred from seeking indemnification from such other party for such waived breach of any representation, warranty, agreement or condition. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 13

                       DEPOSIT; PAYMENTS ON TERMINATION

         13.1 Deposit. On the date of the execution of this Agreement, Buyer will deposit with the Escrow Agent $1,000,000 to be held in accordance with the provisions of this Article 13 (the "Deposit") and the Escrow Agreement. Principal and interest earned on the Deposit shall be disbursed according to Sections 13.2, 13.3 and 13.4 below.

         13.2 Distribution. At the Closing, Buyer and the Sellers shall instruct the Escrow Agent to distribute, by wire transfer to an account designated by PNFC $1,000,000 as part of the



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

cash portion of the Purchase Price as provided in Section 3.1, together with any interest accrued or income earned on the Deposit during the time it is held by the Escrow Agent. If the Closing does not occur the Deposit will be distributed to Buyer or Sellers, as the case may be, as provided in Sections
13.3 and 13.4.

         13.3 Payment to Sellers. If all the conditions to Buyer's obligations under this Agreement set forth in Article 8 have been satisfied on or before September 30, 1998, or any mutual extension thereof, and Buyer fails materially to perform its obligations hereunder, or if any of the conditions to Buyer's obligations under this Agreement set forth in Article 8 have not been satisfied on or before September 30, 1998, or any mutual extension thereof, due to Buyer's willful or negligent failure to perform its obligations hereunder, Sellers may elect to terminate this Agreement pursuant to Section 12.1(b) and, subject to the provisions of the Escrow Agreement, upon such termination the Sellers may direct the Escrow Agent to deliver the Deposit plus all interest and income earned thereon, to the Sellers in accordance with the written instructions of Sellers. In the event of a termination of this Agreement by Sellers pursuant to Section 12.1(b), forfeiture of the Deposit by Buyer shall be Sellers' sole remedy under this Agreement.

         13.4 Payment to Buyer. In the event of any termination of this Agreement, except as provided in Section 13.3 hereof, the Deposit plus all interest and income earned thereon shall be paid to Buyer upon such termination in accordance with the written instructions of Buyer. In the event of a termination of this Agreement by Buyer pursuant to Section 12.1(b), the return of the Deposit to Buyer shall be Buyer's sole remedy under this Agreement.

                                  ARTICLE 14

                                 MISCELLANEOUS

         14.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, extent as specifically set forth herein or therein.

         14.2 Expenses. Except as specifically provided otherwise in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         14.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof.




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


         14.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other parties, except that Front Royal may assign to one or more of its Subsidiaries all or part of its rights hereunder (but not its obligations to Sellers with respect to the Seller Assumed Liabilities) with respect to the purchase of any or all of the Wycon Assets, the Americlaim Assets and the Unamark Assets.

         14.5 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. The Sellers and Buyer will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         14.6 Notices. All communications, notices, consents, waivers and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 14.6:

If to Buyer:               Front Royal, Inc.
                                 PNIC Holdings, Inc.
                                 2200 Gateway Blvd.
                                 Suite 205
                                 Morrisville, North Carolina 27560
                                 Fax:  (919) 481-6914
                                 Attention:  J. Adam Abram
                                                Chief Executive Officer
                                                   and
                                                Gregg T. Davis
                                                Chief Financial Officer

With a copy to:      Robinson Silverman Pearce
                                 Aronsohn & Berman LLP
                                 1290 Avenue of the Americas
                                 New York, New York 10104
                                 Fax:  (212) 541-1357
                                 Attention:     Kenneth L. Henderson, Esq.

If to the Sellers
or Stephen Weicholz:   Preferred National Financial Corp.
                                 Wycon Corporation
                                 United American Financial


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


                                 Services Corporation
                                 Americlaim Adjustment Corp.
                                 210 University Drive
                                 Suite 900
                                 Coral Springs, Florida  33071
                                 Fax:  (954) 346-7731
                                 Attn.:  Stephen Weicholz

With a copy to:      LeBoeuf, Lamb, Greene & MacRae, LLP
                                 50 N. Laura Street, Suite 2800
                                 Jacksonville, FL  32202
                                 Fax:  (904) 353-1673
                                 Attn.:  John Byers, Esq.


         14.7 Counterparts; Facsimile Signature; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. In the event that any signature to this Agreement is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         14.8 Certain Matters Relating to Stephen Weicholz. The parties confirm and understand that Stephen Weicholz is a party to this Agreement solely for purposes of joining in the making of the representations and warranties of the Sellers (other than PNFC) set forth in Article 5 and providing indemnification of Buyer pursuant to Article 11 with respect to such representations and warranties, and he shall have no obligations other than in respect of such provisions of this Agreement.

         14.9 Specific Performance. (a) In the event of a breach by a Seller of any of its obligations under this Agreement, Buyer, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Sellers and Buyer agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by Sellers of any of the provisions of this Agreement and the Sellers hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

         (b) In the event of a breach by Buyer of any of its obligations under this Agreement, the Sellers, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Sellers and Buyer agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by Buyer of any of the provisions of this Agreement and Buyer hereby further agree that, in the event of any action



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


for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         14.10 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         14.11 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Buyer, Stephen Weicholz and the Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer, and the Sellers contained in this Agreement.

                     [Signatures appear on following page]



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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                    FRONT ROYAL, INC.

                                    By:___________________________
                                       Name:
                                       Title:

                                    PNIC HOLDINGS, INC.

                                    By:___________________________
                                       Name:
                                       Title:

                                    PREFERRED NATIONAL FINANCIAL

                                    CORP.

                                    By:___________________________
                                       Name:
                                       Title:

                                    WYCON CORPORATION

                                    By:___________________________
                                       Name:
                                       Title:

                                    AMERICLAIM ADJUSTMENT CORP.

                                    By:___________________________
                                       Name:
                                       Title:



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

                                   UNITED AMERICAN FINANCIAL
                                      SERVICES CORPORATION

                                    By:___________________________
                                         Name:
                                         Title:

                                    ------------------------------
                                    Stephen Weicholz


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